UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SYNOVUS FINANCIAL CORP.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND

2018 PROXY STATEMENT

Notice of the 2018 Annual Meeting of Shareholders

Thursday, April 26, 2018

10:00 a.m.

Blanchard Hall, Synovus Bank, 1144 Broadway, Columbus, Georgia 31901

Items of Business:

1.	To elect as directors the 14 nominees named in this Proxy Statement;

2.	To hold an advisory vote on the compensation of Synovus’ named executive officers as determined by the Compensation Committee;

3.	To ratify the appointment of KPMG LLP as Synovus’ independent auditor for the year 2018; and

4.	To transact such other business as may properly come before the meeting and any adjournment thereof.

Who may vote:

You can vote if you were a shareholder of record on February 22, 2018.

Annual Report:

A copy of the 2017 Annual Report accompanies this Proxy Statement.

Your vote is important. Please vote in one of the following ways:

1.	Use the toll-free telephone number shown on your proxy card;

2.	Visit the Internet website listed on your proxy card;

3.	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope provided; or

4.	Submit a ballot at the Annual Meeting.

If you have questions about the matters described in this Proxy Statement, how to submit your proxy or if you need additional copies of this Proxy Statement, the enclosed proxy card or voting instructions, you should contact Innisfree M&A Incorporated, the Company’s proxy solicitor, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

This Notice of the 2018 Annual Meeting of Shareholders and the accompanying Proxy Statement are sent by order of the Board of Directors.

March 16, 2018

Allan E. Kamensky

Secretary

YOUR VOTE IS IMPORTANT. WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES PROMPTLY BY TELEPHONE OR INTERNET OR BY SIGNING AND RETURNING YOUR EXECUTED PROXY CARD.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Annual Report”) which accompanies this Proxy Statement. You should read the entire Proxy Statement and our 2017 Annual Report carefully before voting. We are first furnishing the proxy materials to our shareholders on or about March 16, 2018.

Annual Meeting of Shareholders

•	Time and Date: 10:00 a.m. on Thursday, April 26, 2018

•	Place: Blanchard Hall

   Synovus Bank

   1144 Broadway

   Columbus, Georgia 31901

•	Record Date: February 22, 2018

•	Voting: Shareholders as of the record date are entitled to vote.

How to Cast Your Vote

You can vote by any of the following methods:

•	Telephone by calling the toll-free telephone number shown on your proxy card;

•	Internet by accessing the website for Internet voting shown on your proxy card;

•	Mail by completing, dating, signing and returning your proxy card and certification; or

•	In person at the Annual Meeting.

Meeting Agenda

•	Election of 14 directors;

•	Advisory vote on the compensation of our named executive officers as determined by the Compensation Committee;

•	Ratification of KPMG LLP as our independent auditor for the year 2018; and

•	Transaction of such other business as may properly come before the meeting.

Voting Matters

Matter	Board Vote Recommendation	Page Reference (for more information)
Election of 14 directors	FOR each director nominee	Page 16
Advisory vote on the compensation of our named executive officers as determined by the Compensation Committee	FOR	Page 22
Ratification of KPMG LLP as our independent auditor for the year 2018	FOR	Page 23

2017 Financial Performance

Our 2017 financial results were in line with our 2017 guidance and overarching objectives. Our continued focus on sustainable growth, enhanced profitability and greater efficiency led to broad-based improvement. This improvement was evident for the year through our performance in several key financial measurements—earnings per share growth, return on average assets, return on average common equity and the efficiency ratio, with each

- 2018 Proxy Statement

PROXY STATEMENT SUMMARY

measurement exhibiting notable progress. Moreover, during 2017, we achieved our previously established long-term targets of a 10+% earnings per share growth, 1.0+% adjusted return on average assets, 10.0+% adjusted return on average common equity and a sub 60% efficiency ratio.

(1)	For a reconciliation of the foregoing non-GAAP financial measures, consisting of adjusted net income per diluted common share, adjusted return on average assets, adjusted return on average common equity, and adjusted efficiency ratio, please refer to Appendix B of this Proxy Statement.

In addition, we continued to return meaningful levels of capital to our common shareholders in 2017 through common stock dividends and share repurchases.

For additional information relating to our business and our subsidiaries, including a detailed description of our operating results and financial condition for 2017, 2016 and 2015, please refer to the summary on page 30 of this Proxy Statement and our 2017 Annual Report that accompanies this Proxy Statement.

2017 Compensation

The compensation of executives in 2017 reflects Synovus’ performance and our executive compensation program reflects our pay for performance philosophy. An overview of our compensation program is provided below.

2	- 2018 Proxy Statement

PROXY STATEMENT SUMMARY

Base Salaries

•	In 2017, the Chief Executive Officer received a 13% cash base salary increase as described in “Executive Compensation – Compensation Discussion and Analysis” section of this Proxy Statement. Synovus’ other named executive officers received 2% cash base salary increases. The 2% base salary increases were consistent with the base salary increases for other team members.

Short-Term Incentives

•	We continued to offer a cash-based annual incentive plan in 2017. Consistent with prior years, our annual incentive plan included formulaic performance goals as well as several qualitative factors that may result in discretionary adjustments. Target awards for 2017, expressed as a percentage of base salary, were 125% for Kessel D. Stelling, 75% for Kevin S. Blair, 70% for Allen J. Gula, Jr., and 60% for each of Allan E. Kamensky and J. Barton Singleton.

•	The following chart summarizes the provisions of our short-term award incentive plan:

Form of Award	Payout Formula Measures	Qualitative Adjustment Factors	Payout Range
Cash	Core Earnings (60%) Adjusted Pre-Provision Net Revenue (20%) Adjusted Efficiency Ratio (20%)	Quality of Earnings, Quality of Loan Growth (including consideration of concentration limits), Quality of Deposit Growth, Expense Management, Single Bank Conversion, Credit Quality (including the nonperforming assets ratio, nonperforming loans ratio and net charge-off ratio), Financial Impact of Strategic Investments, External Factors (including the impact of Federal Reserve rate increases vs. budget assumptions), Regulatory Compliance, Risk Management, Total Shareholder Return and Individual Performance	0% to 150% of Target

•	Based upon Synovus’ actual 2017 performance compared to the performance goals established for 2017, and consideration of the qualitative factors outlined above, annual short-term incentive award payouts ranged from 135% to 145% of target for each named executive officer.

Long-Term Incentives

•	Our long-term incentive program for executive officers is comprised of two equity vehicles which link our executives’ compensation to performance results: performance stock unit awards, or PSUs, and market restricted stock unit awards, or MRSUs. The following chart summarizes the provisions of our long-term incentive program:

Form of Award	Vesting	Payout Formula Measures	Payout Range
Performance Stock Units (50% of award value)	100% after 3 years	Weighted Return on Average Assets (as adjusted) (possible downward discretionary adjustment based upon risk considerations—see pages 35 and 36)	0% to 150% of Award Amount
Market Restricted Stock Units (50% of award value)	1/3 per year over 3 years (33 1/3% per year)	Total Shareholder Return (possible downward discretionary adjustment based upon risk considerations—see page 36)	75% to 125% of Award Amount

•	Because of our stock ownership guidelines and “hold until retirement” requirements, executive officers hold a significant amount of Synovus common stock, further aligning their interests with shareholders’ interests.

We believe that the compensation delivered to each named executive officer in 2017 was fair and reasonable.

VOTING INFORMATION

Purpose

You received this Proxy Statement and the accompanying proxy card because the Board of Directors of Synovus is soliciting proxies to be used at Synovus’ 2018 Annual Meeting of Shareholders, or Annual Meeting, which will be held on April 26, 2018, at 10:00 a.m., at Blanchard Hall, Synovus Bank, 1144 Broadway, Columbus, Georgia 31901. Proxies are solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Annual Meeting or any adjournment of that meeting.

- 2018 Proxy Statement    3

VOTING INFORMATION

Internet Availability of Proxy Materials

As permitted by the federal securities laws, Synovus is making this Proxy Statement and its 2017 Annual Report available to its shareholders via the Internet instead of mailing printed copies of these materials to each shareholder. On March 16, 2018, we mailed to our shareholders (other than those who previously requested electronic or paper delivery and other than those holding a certain number of shares) a Notice of Internet Availability, or Notice, containing instructions on how to access our proxy materials, including this Proxy Statement and the accompanying 2017 Annual Report. These proxy materials are being made available to our shareholders on or about March 16, 2018. The Notice also provides instructions regarding how to access your proxy card to vote through the Internet or by telephone. The Proxy Statement and 2017 Annual Report are also available on our website at investor.synovus.com/2018annualmeeting.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials by mail unless you request printed materials. If you wish to receive printed proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

If you receive more than one Notice, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account over the Internet or by telephone or sign and return by mail all proxy cards.

Who Can Vote

You are entitled to vote if you were a shareholder of record of Synovus common stock as of the close of business on February 22, 2018. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.

If your shares are held in the name of a bank, broker or other holder of record, you will receive voting instructions from such holder of record. You must follow the voting instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting will also be offered to shareholders owning shares through certain banks, brokers and other holders of record. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote at the Annual Meeting.

Quorum and Shares Outstanding

A majority of the votes entitled to be cast by the holders of the outstanding shares of Synovus common stock must be present, either in person or represented by proxy, in order to conduct the Annual Meeting. This is referred to as a quorum. On February 22, 2018, 118,680,133 shares of Synovus common stock were outstanding.

Proxies

The Board has designated two individuals to serve as proxies to vote the shares represented by proxies at the Annual Meeting. If you properly submit a proxy but do not specify how you want your shares to be voted, your shares will be voted by the designated proxies in accordance with the Board’s recommendations as follows:

(1)	FOR the election of each of the 14 director nominees named in this Proxy Statement;

(2)	FOR the advisory vote on the compensation of Synovus’ named executive officers as determined by the Compensation Committee; and

(3)	FOR the ratification of the appointment of KPMG LLP as Synovus’ independent auditor for the year 2018.

The designated proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting. At this time, we are unaware of any matters, other than as set forth above, that may properly come before the Annual Meeting.

Required Votes

The number of affirmative votes required to approve each of the proposals to be considered at the Annual Meeting is described below:

Proposal 1    Election of 14 Directors

To be elected, each of the 14 director nominees named in this Proxy Statement must receive more votes cast “for” such nominee’s election than votes cast “against” such nominee’s election. If a nominee who currently is serving as a director does not receive the required vote for re-election, Georgia law provides that such director will continue to serve on the Board of Directors as a “holdover” director. However, pursuant to Synovus’ Corporate Governance Guidelines, each holdover director has tendered an irrevocable resignation that would be effective upon the Board’s acceptance of such resignation. In that situation, our Corporate Governance and Nominating Committee would consider the resignation and make a recommendation to the Board of Directors about whether to accept or reject such resignation and publicly disclose its decision within 90 days following certification of the shareholder vote.

All Other Proposals

For all of the other proposals described in this Proxy Statement, the affirmative vote of a majority of the votes cast is required to approve each such proposal.

4	- 2018 Proxy Statement

VOTING INFORMATION

Abstentions and Broker Non-Votes

Under certain circumstances, including the election of directors, matters involving executive compensation and other matters considered non-routine, banks and brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank or broker. This is generally referred to as a “broker non-vote.” In these cases, as long as a routine matter is also being voted on, and in cases where the shareholder does not vote on such routine matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to those matters. Whether a bank or broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions only with respect to Proposal 3 but not with respect to any of the other proposals to be voted on at the Annual Meeting.

Abstentions and broker non-votes will have no effect on any of the proposals to be considered at the Annual Meeting.

How You Can Vote

If you hold shares in your own name, you may vote by proxy or in person at the Annual Meeting. To vote by proxy, you may select one of the following options:

Vote By Telephone

You can vote your shares by telephone by calling the toll-free telephone number (at no cost to you) shown on your proxy card. Telephone voting is available 24 hours a day, seven days a week, until 11:59 P.M., Eastern Time, on April 25, 2018. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card. If you vote by telephone, all of your shares will be voted as one vote per share.

Vote By Internet

You can also choose to vote on the Internet. The website for Internet voting is shown on your proxy card. Internet voting is available 24 hours a day, seven days a week, until 11:59 P.M., Eastern Time, on April 25, 2018. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote on the Internet, you do NOT need to return your proxy card.

Vote By Mail

If you choose to vote by mail, simply mark your proxy card, date and sign it, sign the certification (if applicable) and return it in the postage-paid envelope provided.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy or broker’s proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

Description of Voting Rights

We have a voting structure under which a holder of our common stock may be entitled to exercise ten votes per share for each of his or her shares that satisfy certain prescribed criteria and one vote per share for each of his or her shares that does not. As provided in Synovus’ Articles of Incorporation and bylaws, holders of Synovus common stock meeting any one of the following criteria are entitled to ten votes on each matter submitted to a vote of shareholders for each share of Synovus common stock owned on February 22, 2018 which: (1) has had the same beneficial owner since April 24, 1986; or (2) has been beneficially owned continuously by the same shareholder since February 22, 2014; or (3) is held by the same beneficial owner to whom it was issued as a result of an acquisition of a company or business by Synovus where the resolutions adopted by Synovus’ Board of Directors approving the acquisition specifically grant ten votes per share; or (4) is held by the same beneficial owner to whom it was issued by Synovus, or to whom it was transferred by Synovus from treasury shares, and the resolutions adopted by Synovus’ Board of Directors approving such issuance and/or transfer specifically grant ten votes per share; or (5) was acquired under any employee, officer and/or director benefit plan maintained for one or more employees, officers and/or directors of Synovus and/or its subsidiaries, and is held by the same owner for whom it was acquired under any such plan; or (6) was acquired by reason of participation in a dividend reinvestment plan offered by Synovus and is held by the same owner who acquired it under such plan; or (7) is owned by a holder who, in addition to shares which are beneficially owned under the provisions of (1)-(6) above, is the owner of less than 162,723 shares of Synovus common stock (which amount is equal to 100,000 shares, as appropriately adjusted to reflect the change in shares of Synovus common stock by means of stock splits, stock dividends, any recapitalization or otherwise occurring since April 24,1986). For purposes of determining voting power under these provisions, any share of Synovus common stock acquired pursuant to stock options shall be deemed to have been acquired on the date the option was granted, and any shares of common stock acquired as a direct result of a stock split, stock dividend or other type of share distribution will be deemed to have been acquired and held continuously from the date on which shares with regard to such dividend shares were issued were acquired. Under these voting provisions, a shareholder may hold some shares that qualify for 10-1 voting and some shares that do not. Holders of our common stock are entitled to one vote per share unless the holder can demonstrate that the shares meet one of the criteria above for being entitled to ten votes per share.

- 2018 Proxy Statement    5

VOTING INFORMATION

For purposes of the foregoing, any share of our common stock held in “street” or “nominee” name shall be presumed to have been acquired by the beneficial owner subsequent to April 24, 1986 and to have had the same beneficial owner for a continuous period of less than 48 months prior to February 22, 2018. This presumption shall be rebuttable by presentation to our Board of Directors by such beneficial owner of evidence satisfactory to our Board of Directors that such share has had the same beneficial owner continuously since April 24,1986 or such share has had the same beneficial owner for a period greater than 48 months prior to February 22, 2018.

In addition, for purposes of the foregoing, a beneficial owner of a share of our common stock is defined to include a person or group of persons who, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares (1) voting power, which includes the power to vote, or to direct the voting of such share of common stock, (2) investment power, which includes the power to direct the sale or other disposition of such share of common stock, (3) the right to receive, retain or direct the distribution of the proceeds of any sale or other disposition of such share of common stock, or (4) the right to receive or direct the disposition of any distributions, including cash dividends, in respect of such share of common stock.

Shares of Synovus common stock are presumed to be entitled to only one vote per share unless this presumption is rebutted by providing evidence to the contrary to Synovus. Shareholders seeking to rebut this presumption should complete and execute the certification appearing on their proxy card. Synovus reserves the right to request additional documentation from you to confirm the voting power of your shares. Because certifications must be in writing, if you choose to vote by telephone, all of your shares will be voted as one vote per share. Shareholders who do not certify on their proxies submitted by mail or internet that they are entitled to ten votes per share or who do not present such a certification if they are voting in person at the Annual Meeting will be entitled to only one vote per share.

For more detailed information on your voting rights, please refer to Synovus’ 10-1 Voting Instructions and the accompanying voting instruction worksheet that are available on our website at investor.synovus.com/2018annualmeeting.

Synovus common stock is registered with the Securities and Exchange Commission, or SEC, and is traded on the New York Stock Exchange, or NYSE. Accordingly, Synovus’ common stock is subject to the provisions of a NYSE rule which, in general, prohibits a company’s common stock and equity securities from being authorized or remaining authorized for trading on the NYSE if the company issues securities or takes other corporate action that would have the effect of nullifying, restricting or disparately reducing the voting rights of existing shareholders of the company. However, the rule contains a “grandfather” provision, under which Synovus’ ten vote provision falls, which, in general, permits grandfathered disparate voting rights plans to continue to operate as adopted. The number of votes that each shareholder will be entitled to exercise at the Annual Meeting will depend upon whether each share held by the shareholder meets the requirements which entitle one share of Synovus common stock to ten votes on each matter submitted to a vote of shareholders. Such determination will be made by Synovus based on information possessed by Synovus at the time of the Annual Meeting.

Synovus Stock Plans

If you participate in the Synovus Dividend Reinvestment and Direct Stock Purchase Plan, the Synovus Employee Stock Purchase Plan and/or the Synovus Director Stock Purchase Plan, your proxy card represents shares held in the respective plan, as well as shares you hold directly in certificate form registered in the same name. If you hold shares of Synovus common stock through a 401(k) plan, you will receive a separate proxy card representing those shares of Synovus common stock.

Revocation of Proxy

If you are a shareholder of record and vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by (1) signing another proxy card with a later date and returning it to us prior to the Annual Meeting, (2) voting again by telephone or on the Internet prior to 11:59 P.M., Eastern Time, on April 25, 2018, or (3) attending the Annual Meeting in person and casting a ballot.

If your Synovus shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change or revoke your vote.

Attending the Annual Meeting

The Annual Meeting will be held on Thursday, April 26, 2018, at 10:00 a.m. at Blanchard Hall, Synovus Bank, 1144 Broadway, Columbus, Georgia. Directions to Blanchard Hall may be obtained on our website at investor.synovus.com/2018annualmeeting. If you are unable to attend the meeting, you can listen to it live and view the slide presentation over the Internet at investor.synovus.com/2018annualmeeting.

Additionally, we will maintain copies of the slides and audio of the presentation for the Annual Meeting on our website for reference after the meeting. Information included on Synovus’ website, other than the Proxy Statement and form of proxy, is not a part of the proxy soliciting material.

Voting Results

You can find the voting results of the Annual Meeting in Synovus’ Current Report on Form 8-K, which Synovus will file with the SEC no later than May 2, 2018.

If you have questions about the matters described in this Proxy Statement, how to submit your proxy or if you need additional copies of this Proxy Statement, the enclosed proxy card or voting instructions, you should contact Innisfree M&A Incorporated, the Company’s proxy solicitor, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

6	- 2018 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Philosophy

The business affairs of Synovus are managed under the direction of the Board of Directors in accordance with the Georgia Business Corporation Code, as implemented by Synovus’ Articles of Incorporation and bylaws. The role of the Board of Directors is to effectively govern the affairs of Synovus for the benefit of its shareholders. The Board strives to ensure the success and continuity of Synovus’ business through the appointment of qualified executive management. It is also responsible for ensuring that Synovus’ activities are conducted in a responsible and ethical manner. Synovus and its Board of Directors are committed to following sound corporate governance.

Corporate Governance Highlights

Synovus’ Board and management believe that good corporate governance practices promote the long-term interests of all shareholders and strengthen Board and management accountability. Highlights of such practices include:

•	Annual elections of all directors;

•	Majority voting for director elections;

•	On-going focus on Board refreshment, with 10 of our 14 director nominees first elected to our Board within the past 7 years (with an average tenure of the 14 director nominees being less than 7 years);

•	13 of our 14 director nominees are independent;

•	An independent Lead Director;

•	Independent Audit, Compensation, Risk and Corporate Governance and Nominating Committees;

•	Robust risk oversight by the full Board and all Board committees;

•	Board focus on strategic planning and direction, with oversight and guidance provided to management on Synovus’ long-term strategy within approved risk appetite parameters;

•	Periodic rotation of Board committee leadership and composition;

•	Frequent education programs to keep directors apprised of such issues as evolving business and banking trends; risks and compliance issues; laws, regulations and requirements applicable to Synovus and to the banking industry generally; and corporate governance best practices;

•	Policies prohibiting the hedging, pledging and short sale of shares of Synovus stock by directors and executive officers;

•	Regular and robust Board and committee self-evaluations, facilitated by an independent third party for the last four years;

•	No executives or management members serving on the Board other than the CEO;

•	Mandatory retirement of our directors upon attaining the later of age 72 or 7 years of Board service (but in no event later than age 75);

•	Executive compensation driven by a pay-for-performance policy;

•	Meaningful stock ownership guidelines for Board members and executive officers;

•	Adoption of a “claw back” policy for incentive compensation paid to Synovus’ executive officers; and

•	Share retention/“hold until retirement” policy for executive officers.

The Board, under the leadership of the Corporate Governance and Nominating Committee, will continue to actively monitor and consider additional changes to our corporate governance practices in the future.

Independence

The NYSE listing standards provide that a director does not qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with Synovus. The Board has established categorical standards of independence to assist it in determining director independence which conform to the independence requirements in the NYSE listing standards. The categorical standards of independence are incorporated within our Corporate Governance Guidelines, are attached to this Proxy Statement as Appendix A and are also available in the Corporate Governance Section of our website at investor.synovus.com.

The Board has affirmatively determined that thirteen of its fourteen members are independent as defined by the listing standards of the NYSE and the categorical standards of independence set by the Board. Synovus’ Board has determined that, as of January 1, 2018, the following directors are independent: Catherine A. Allen, Tim E. Bentsen, F. Dixon Brooke, Jr., Stephen T. Butler, Elizabeth W. Camp, Diana M. Murphy, Jerry W. Nix, Harris Pastides, Joseph J. Prochaska, Jr., John L. Stallworth, Melvin T. Stith, Barry L. Storey and Philip W. Tomlinson. Please see “Certain Relationships and Related Transactions” on page 46 of this Proxy Statement for a discussion of certain relationships between Synovus and its independent directors. These relationships have been considered by the Board in determining a director’s independence from Synovus under Synovus’ Corporate Governance Guidelines and the NYSE listing standards and were determined to be immaterial.

- 2018 Proxy Statement    7

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Meetings and Attendance

The Board of Directors held eleven meetings in 2017. All directors attended at least 75% of Board and committee meetings held during their tenure during 2017. The average attendance by incumbent directors at the aggregate number of Board and committee meetings they were scheduled to attend was approximately 98%. Although Synovus has no formal policy with respect to Board members’ attendance at its annual meetings, it is customary for all Board members to attend the annual meetings. All of Synovus’ then-current directors attended Synovus’ 2017 annual meeting of shareholders.

Board meetings regularly include education presentations and training to enable the directors to keep abreast of business and banking trends and market, regulatory and industry issues. These sessions are often conducted by outside experts in such subject areas as cybersecurity, evolving regulatory standards, risk management, emerging products and trends, economic conditions, technology and effective corporate governance. In addition, the Board is provided business-specific training on products and services and special risks and opportunities to Synovus. Moreover, the directors periodically attend industry conferences, meetings with regulatory agencies and educational sessions pertaining to their service on the Board and its committees.

Committees of the Board

Synovus’ Board of Directors has five principal standing committees—an Audit Committee, a Corporate Governance and Nominating Committee, a Compensation Committee, a Risk Committee and an Executive Committee. Each committee has a written charter adopted by the Board of Directors that complies with the applicable listing standards of the NYSE pertaining to corporate governance. Copies of the committee charters are available in the Corporate Governance section of our website at investor.synovus.com. The Board has determined that each member of the Audit, Corporate Governance and Nominating, Compensation and Risk Committees is an independent director as defined by the listing standards of the NYSE and our Corporate Governance Guidelines. The following table shows the membership of the various committees as of the date of this Proxy Statement.

	Audit Committee	Corporate Governance and Nominating Committee	Compensation Committee	Risk Committee	Executive Committee
Catherine A. Allen
Tim E. Bentsen
F. Dixon Brooke, Jr.
Stephen T. Butler
Elizabeth W. Camp
Diana M. Murphy
Jerry W. Nix
Harris Pastides
Joseph J. Prochaska, Jr.
John L. Stallworth
Kessel D. Stelling
Melvin T. Stith
Barry L. Storey
Philip W. Tomlinson

Chairperson Member

Following the election of directors at the Annual Meeting, the Corporate Governance and Nominating Committee will recommend the reconstitution of these committees and appoint committee chairpersons after giving effect to any changes to the current composition of the Board.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Audit Committee

Synovus’ Audit Committee held thirteen meetings in 2017. The Audit Committee’s report is on page 27 of this Proxy Statement. The Board has determined that all four members of the Committee are independent and financially literate under the rules of the NYSE and that each of the four members of the Audit Committee is an “audit committee financial expert” as defined by the rules of the SEC. The primary functions of the Audit Committee include:

•	Monitoring the integrity of Synovus’ financial statements, Synovus’ systems of internal controls and Synovus’ compliance with regulatory and legal requirements;

•	Overseeing the risks relating to financial reporting, litigation, credit, capital adequacy and related matters;

•	Reviewing and discussing with Synovus’ management and the independent auditor Synovus’ financial statements and related information, including non-GAAP financial information, and other disclosures included in Synovus’ earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC;

•	Monitoring the independence, qualifications and performance of Synovus’ independent auditor and internal audit function; and

•	Providing an avenue of communication among the independent auditor, management, internal audit and the Board of Directors.

Corporate Governance and Nominating Committee

Synovus’ Corporate Governance and Nominating Committee held five meetings in 2017. The primary functions of Synovus’ Corporate Governance and Nominating Committee include:

•	Identifying qualified individuals to become Board members;

•	Recommending to the Board the director nominees for each annual meeting of shareholders and director nominees to be elected by the Board to fill interim director vacancies;

•	Overseeing the annual review and evaluation of the performance of the Board and its committees; and

•	Developing and recommending to the Board updates to our Corporate Governance Guidelines.

Compensation Committee

Synovus’ Compensation Committee held five meetings in 2017. Its report is on page 40 of this Proxy Statement. The primary functions of the Compensation Committee include:

•	Approving and overseeing Synovus’ executive compensation program;

•	Reviewing and approving annual corporate goals and objectives for the Chief Executive Officer’s compensation, evaluating the CEO’s performance in light of those goals and objectives, and determining the CEO’s compensation level based on such evaluation;

•	Approving non-CEO executive officer compensation, including base salary amounts and short-term and long-term compensation;

•	Overseeing all compensation and benefit programs in which employees and officers of Synovus are eligible to participate;

•	Reviewing Synovus’ incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking and to review and discuss, at least annually, the relationship between risk management and incentive compensation;

•	Developing and recommending to the Board compensation for non-employee directors; and

•	Monitoring and reviewing the talent management and succession planning processes for the CEO and Synovus’ other key executives.

Information regarding the Compensation Committee’s processes and procedures for considering and determining executive officer compensation is provided in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement. Except to the extent prohibited by law or regulation, the Compensation Committee may delegate matters within its power and responsibility to individuals or subcommittees when it deems appropriate.

In addition, the Compensation Committee has the authority under its charter to retain outside advisors to assist the Committee in the performance of its duties. During 2017, the Committee retained the services of Meridian Compensation Partners, LLC, or Meridian, to:

•	Provide ongoing recommendations regarding executive and director compensation consistent with Synovus’ business needs, pay philosophy, market trends and latest legal and regulatory considerations;

•	Provide market data for base salary, short-term incentive and long-term incentive decisions; and

•	Advise the Committee as to best practices.

The Committee evaluated whether the work provided by Meridian raised any conflict of interest. The Committee considered various factors, including the six factors mandated by SEC rules, and determined that no conflict of interest was raised by the work of Meridian described in this Proxy Statement.

Meridian was engaged directly by the Committee, although the Committee also directed that Meridian work with Synovus’ management to facilitate the Committee’s review of compensation practices and management’s recommendations. Synovus’ Chief Administrative Officer and her staff developed executive compensation recommendations for the Committee’s consideration in conjunction with Synovus’ CEO and with the advice of Meridian. Meridian did not provide any other services to Synovus during 2017.

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CORPORATE GOVERNANCE AND BOARD MATTERS

In 2017, Synovus’ Chief Administrative Officer worked with the Chairman of the Committee to establish the agenda for Committee meetings. Management also prepares background information for each committee meeting. Synovus’ Chief Administrative Officer and Chief Human Resources Officer attend all committee meetings by invitation of the Committee, while Synovus’ CEO attends some committee meetings by invitation of the Committee. The CEO and other members of management do not have authority to vote on committee matters. Meridian attended all of the committee meetings held during 2017 at the request of the Committee. In addition, the Committee regularly meets in executive session with no members of management in attendance.

Risk Committee

Synovus’ Risk Committee held eight meetings in 2017. The primary functions of Synovus’ Risk Committee include:

•	Monitoring and reviewing the enterprise risk management and compliance framework and processes;

•	Monitoring and reviewing emerging risks and the adequacy of risk management and compliance functions;

•	Monitoring the independence and authority of the enterprise risk management function and reviewing the qualifications and background of the Chief Risk Officer and other senior risk officers; and

•	Providing recommendations to the Board in order to effectively manage risks.

Executive Committee

The Executive Committee is comprised of the chairpersons of the principal standing committees of the Synovus Board and Synovus Bank Board, the Chief Executive Officer, the Chairman of the Board (if different from the Chief Executive Officer) and the Lead Director. During the intervals between meetings of Synovus’ Board of Directors, the Executive Committee possesses and may exercise any and all of the powers of Synovus’ Board of Directors in the management and direction of the business and affairs of Synovus with respect to which specific direction has not been previously given by the Board of Directors unless Board action is required by Synovus’ governing documents, law or rule. The Executive Committee did not meet in 2017.

Compensation Committee Interlocks and Insider Participation

Ms. Camp and Messrs. Brooke, Stith, Storey and Tomlinson served on the Compensation Committee during 2017. In addition, Michael T. Goodrich served on the Compensation Committee until his retirement in April 2017. None of these individuals is or has been an officer or employee of Synovus. In 2017, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on Synovus’ Board or Compensation Committee.

Risk Oversight

Under Synovus’ Corporate Governance Guidelines, the Board is charged with providing oversight of Synovus’ risk management processes. The Board does not view risk in isolation and considers risk in virtually every business decision and as part of the Company’s overall business strategy. While the Board oversees risk management, the Company’s management is charged with managing risk. The Board’s role in risk oversight is an integral part of Synovus’ overall enterprise risk management framework. For a more detailed description of Synovus’ enterprise risk management framework, see “Part I—Item 1. Business—Enterprise Risk Management” in Synovus’ 2017 Annual Report.

The Risk Committee fulfills the overarching oversight role for overseeing the enterprise risk management and compliance processes, including approving risk tolerance levels and risk policies and limits, monitoring key and emerging risks and reviewing risk assessments. In carrying out its responsibilities, the Risk Committee works closely with Synovus’ Chief Risk Officer and other members of Synovus’ enterprise risk management and compliance teams. The Risk Committee meets periodically with the Chief Risk Officer and other members of management and receives a comprehensive report on enterprise risk management and compliance matters, including management’s assessment of risk exposures (including risks related to liquidity, interest rates, credit, operations, regulatory compliance, and future growth, among others) and the processes in place to monitor and control such exposures. The Chairman of the Risk Committee also receives updates between meetings from the Chief Risk Officer, the Chief Executive Officer, the Chief Information Security Officer and the Chief Compliance Officer and other members of management relating to risk oversight and compliance matters. The Risk Committee provides a report on risk management to the full Board on at least a quarterly basis.

In addition, oversight of risk is allocated to all other committees of the Board, who meet regularly and report back to the Board. The Audit Committee oversees risks related to financial reporting, internal controls over financial reporting, the investments portfolio, legal matters, tax matters, credit matters and reputational risks relating to these areas. The Compensation Committee oversees risks related to incentive compensation, executive and director compensation, executive succession planning, talent retention and reputational risks relating to these areas. As a part of the risk governance process, the Chief Risk Officer provides an annual risk profile of our compensation plans to the Compensation Committee. For a discussion of the Compensation Committee’s review of Synovus’ senior executive officer compensation plans and employee incentive compensation plans and the risks associated with these plans, see “Compensation Framework: Compensation Policies, Compensation Process and Risk Considerations—Risk Considerations” on page 39 of this Proxy Statement. The Corporate Governance and Nominating Committee oversees corporate governance-related

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CORPORATE GOVERNANCE AND BOARD MATTERS

risks, such as board succession planning, corporate governance policies, related party transactions, and reputational risks relating to these areas.

The Company believes that its enterprise risk framework, including the active engagement of management with the Board in the risk oversight function, supports the risk oversight function of the Board. For more information on the risks facing the Company, see the risk factors in “Part I—Item 1A. Risk Factors” in the 2017 Annual Report.

Leadership Structure of the Board

Our current Board leadership structure consists of:

•	Chairman of the Board and Chief Executive Officer;

•	Independent Lead Director;

•	Committees chaired by independent directors; and

•	Active engagement by all directors.

Our Corporate Governance Guidelines and governance framework provide the Board with flexibility to select the appropriate leadership structure for Synovus. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of Synovus’ shareholders. In accordance with Synovus’ bylaws, our Board of Directors elects our Chief Executive Officer and our Chairman, and each of these positions may be held by the same person or may be held by two persons. Under our Corporate Governance Guidelines, the Board does not have a policy, one way or the other, on whether the roles of the Chairman and Chief Executive Officer should be separate and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. However, our Corporate Governance Guidelines require that, if the Chairman of the Board is not an independent director, the Corporate Governance and Nominating Committee shall nominate, and a majority of the independent directors shall elect, a Lead Director. Under its charter, the Corporate Governance and Nominating Committee periodically reviews and recommends to the Board the leadership structure of the Board and, if necessary, nominates the Lead Director candidate from the independent directors. Currently, one individual serves as both our Chief Executive Officer and Chairman and, as a result, Synovus also has a Lead Director. The Board currently believes that the combination of these two roles provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy and is important in unifying Synovus’ strategy behind a single vision.

The Chairman of the Board is responsible for chairing Board meetings and meetings of shareholders, setting the agendas for Board meetings in consultation with the Lead Director and providing information to Board members in advance of meetings and between meetings.

Pursuant to Synovus’ Corporate Governance Guidelines, the duties of the Lead Director include the following:

•	Working with the Chairman of the Board, Board and Corporate Secretary to set the agenda for Board meetings;

•	Calling meetings of the independent and non-management directors, as needed;

•	Ensuring Board leadership in times of crisis;

•	Developing the agenda for and chairing executive sessions of the independent directors and executive sessions of the non-management directors;

•	Acting as liaison between the independent directors and the Chairman of the Board on matters raised in such executive sessions;

•	Chairing Board meetings when the Chairman of the Board is not in attendance;

•	Attending meetings of the committees of the Board, as necessary or at his/her discretion, and communicating regularly with the Chairs of the principal standing committees of the Board;

•	Working with the Chairman of the Board to ensure the conduct of Board meetings provides adequate time for serious discussion of appropriate issues and that appropriate information is made available to Board members on a timely basis;

•	Performing such other duties as may be requested from time-to-time by the Board, the independent directors or the Chairman of the Board; and

•	Being available, upon request, for consultation and direct communication with major shareholders.

After careful consideration, the Corporate Governance and Nominating Committee has determined that Synovus’ current Board structure is the most appropriate leadership structure for Synovus and its shareholders at this time. Moreover, as part of the Board’s annual self-evaluation, the performance of the Chairman of the Board and Lead Director are evaluated, and the Board continues to believe that the current Board structure is appropriate and effective.

Meetings of Non-Management and Independent Directors

The non-management directors of Synovus meet separately at least four times a year after regularly scheduled meetings of the Board of Directors and at such other times as may be requested by the Chairman of the Board or any director. Synovus’ independent directors meet at least once a year. During 2017, Mr. Goodrich, as Lead Director until April 2017, and Ms. Camp, as Lead Director since April 2017, presided at the meetings of non-management and independent directors.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board and Committee Self-Evaluations

The Board and each Board committee conduct robust annual self-evaluations to assess the qualifications, attributes, skills and experience represented on the Board and its committees and to determine whether the Board and its committees are functioning effectively. The results of the self-evaluations are discussed by the Board and each committee, respectively, during executive session. For the last four years, the Board has used an independent third party to conduct these evaluations.

The Board’s annual self-evaluation is a key component of its director nomination process and succession planning. In fact, the Corporate Governance and Nominating Committee uses the input from these self-evaluations to recommend changes to Synovus’ corporate governance practices and areas of focus for the following year and to plan for an orderly succession of the Board and its committees. The Board values the contributions of directors who have developed extensive experience and insight into Synovus during the course of their service on the Board and as such, the Board does not believe arbitrary term limits on directors’ service are appropriate. At the same time, the Board recognizes the importance of Board refreshment to help ensure an appropriate balance of experience and perspectives on the Board.

Consideration of Director Candidates

Director Qualifications

Synovus’ Corporate Governance Guidelines contain Board membership criteria considered by the Corporate Governance and Nominating Committee in recommending nominees for a position on Synovus’ Board. The Committee believes that, at a minimum, a director candidate must possess personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the affairs of Synovus, be free from conflicts of interest with Synovus, must not have reached the retirement age for Synovus directors and be willing to make, and be financially capable of making, the required investment in Synovus’ stock pursuant to Synovus’ Director Stock Ownership Guidelines. The Committee also considers the following criteria when reviewing director candidates and existing directors:

•	The extent of the director’s/potential director’s educational, business, non-profit or professional acumen and experience;

•	Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background, perspective and experience, including with respect to age, gender, race, place of residence and specialized experience;

•	Whether the director/potential director meets the independence requirements of the listing standards of the NYSE and the Board’s director independence standards;

•	Whether the director/potential director has the financial acumen or other professional, educational or business experience relevant to an understanding of Synovus’ business;

•	Whether the director/potential director would be considered a “financial expert” or “financially literate” as defined in the listing standards of the NYSE or applicable law;

•	Whether the director/potential director, by virtue of particular technical expertise, experience or specialized skill relevant to Synovus’ current or future business, will add specific value as a Board member; and

•	Whether the director/potential director possesses a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In addition to the criteria set forth above, the Committee considers how the skills and attributes of each individual candidate or incumbent director work together to create a board that is collegial, engaged and effective in performing its duties. Although the Board does not have a formal policy on diversity, the Board and the Committee believe that the background and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will contribute to Board diversity and allow the Board to effectively fulfill its responsibilities. For a discussion of the specific backgrounds and qualifications of our director nominees, see “Proposals to be Voted on: Proposal 1—Election of 14 Directors—Nominees for Election as Director” beginning on page 16 of this Proxy Statement.

Identifying and Evaluating Nominees

The Corporate Governance and Nominating Committee has two primary methods for identifying director candidates (other than those proposed by Synovus’ shareholders, as discussed below). First, on a periodic basis, the Committee solicits ideas for possible candidates from a number of sources including members of the Board, Synovus executives and individuals personally known to the members of the Board. Second, the Committee, as authorized under its charter, retains at Synovus’ expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms).

The Committee will consider all director candidates identified through the processes described above, as well as any candidates identified by shareholders through the process described below, and will evaluate each of them, including incumbents, based on the same criteria. The director candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year. If based on the Committee’s initial evaluation a director candidate continues to be of interest to the Committee, the Chair of the Committee will interview the candidate and communicate his evaluation to the other Committee members and executive management. Additional interviews are conducted, if necessary, and ultimately the Committee will meet to finalize its list of recommended candidates for the Board’s consideration.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Shareholder Candidates

The Corporate Governance and Nominating Committee will consider candidates for nomination as a director submitted by shareholders. Although the Committee does not have a separate policy that addresses the consideration of director candidates recommended by shareholders, the Board does not believe that such a separate policy is necessary as Synovus’ bylaws permit shareholders to nominate candidates and as one of the duties set forth in the Corporate Governance and Nominating Committee charter is to review and consider director candidates submitted by shareholders. The Committee will evaluate individuals recommended by shareholders for nomination as directors according to the criteria discussed above and in accordance with Synovus’ bylaws and the procedures described under “Shareholder Proposals and Nominations” on page 47 of this Proxy Statement.

Communicating with the Board

Synovus’ Board provides a process for shareholders and other interested parties to communicate with one or more members of the Board, including the Lead Director, or the non-management or independent directors as a group. Shareholders and other interested parties may communicate with the Board as follows:

•	by writing the Board of Directors, Synovus Financial Corp., c/o General Counsel’s Office, 1111 Bay Avenue, Suite 500, Columbus, Georgia 31901;

•	by telephone: (706) 644-6362; and

•	by email to synovusboardofdirectors@synovus.com.

Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending upon the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to its duties and responsibilities be excluded, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded. Any communication that is filtered out is made available to any director upon request.

These procedures are also available in the Corporate Governance section of our website at investor.synovus.com. Synovus’ process for handling shareholder and other communications to the Board has been approved by Synovus’ independent directors.

Shareholder Engagement

Synovus and our Board believe that accountability to our shareholders is key to sound corporate governance principles, and as such, regular and transparent communication with our shareholders is essential to our long-term success. Throughout 2017, members of our management team met regularly with a significant number of our shareholders to discuss our corporate strategy, capital management, risk management, corporate governance and executive compensation. In regularly engaging with our shareholders, we provide perspective on our policies and practices and seek input from these shareholders to ensure that we are addressing their questions and concerns.

Additional Information about Corporate Governance

After careful planning and discussion, the Board recently amended the mandatory retirement age of the Board, effective with the Annual Meeting, to the later of age 72 or seven years of Board service (but in no event shall a director serve after attaining age 75). The Board made this change as a part of a deliberative succession planning process, recognizing the upward trends in public board retirement ages and balancing the need for highly qualified candidates with the time and commitment required for director onboarding and education. We believe this change will be in the best interests of our shareholders by ensuring a Board comprised of highly qualified individuals, highly committed and engaged in our Company’s long-term success.

Synovus has adopted Corporate Governance Guidelines which are regularly reviewed by the Corporate Governance and Nominating Committee. We have also adopted a Code of Business Conduct and Ethics which is applicable to all directors, officers and employees. In addition, we maintain procedures for the confidential, anonymous submission of any complaints or concerns about Synovus, including complaints regarding accounting, internal accounting controls or auditing matters. Shareholders may access Synovus’ Corporate Governance Guidelines, Code of Business Conduct and Ethics, each committee’s current charter, procedures for shareholders and other interested parties to communicate with the Lead Director or with the non-management or independent directors individually or as a group and procedures for reporting complaints and concerns about Synovus, including complaints concerning accounting, internal accounting controls and auditing matters, in the Corporate Governance section of our website at investor.synovus.com.

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DIRECTOR COMPENSATION

Director Compensation Program

The Compensation Committee is responsible for the oversight and administration of the Synovus director compensation program. The following is a description of the director compensation program for 2017.

Cash Compensation of Directors

As reflected in the “Fees Earned or Paid in Cash” column of the Director Compensation Table, during 2017, non-management directors of Synovus received an annual cash retainer of $50,000, with

•	Committee members, other than Audit Committee members and Executive Committee members, receiving an additional cash retainer of $10,000 (with the Chairpersons of these committees receiving an additional cash retainer of $10,000);

•	Audit Committee members receiving an additional cash retainer of $15,000 (with the Chairperson receiving an additional cash retainer of $15,000); and

•	the Lead Director receiving an additional cash retainer of $20,000.

Directors who are employees of Synovus do not receive any additional compensation for their service on the Board.

By paying directors an annual retainer, Synovus compensates each director for his or her role and judgment as an advisor to Synovus, rather than for his or her attendance or effort at individual meetings. In so doing, directors with added responsibility are recognized with higher cash compensation. For example, members of the Audit Committee receive a higher cash retainer based upon the enhanced duties, time commitment and responsibilities of service on that committee. The Board believes that this additional cash compensation is appropriate. In addition, directors may from time to time receive compensation for serving on advisory committees of the Synovus Board.

The members of the Board are compensated each April for their service on the Board from the date of the annual meeting to the following year’s annual meeting. As such, the Board was compensated in 2017 for the full year of service for the period from April 20, 2017 through April 26, 2018.

Directors may elect to defer all or a portion of their cash compensation under the Synovus Directors’ Deferred Compensation Plan. The Directors’ Deferred Compensation Plan does not provide directors with an “above market” rate of return. Instead, the deferred amounts mirror the return of one or more investment funds selected by the director. In so doing, the plan is designed to allow directors to defer the income taxation of a portion of their compensation and to receive an investment return on those deferred amounts. All deferred fees are payable only in cash. Three directors (Dr. Pastides and Messrs. Stallworth and Storey) elected to defer their 2017 cash compensation under this plan.

Equity Compensation of Directors

During 2017, non-management directors also received awards of restricted stock units under the Synovus 2013 Omnibus Plan. On April 19, 2017, the Board approved grants of 1,782 restricted stock units ($75,000 grant date fair market value) to the non-management members of the Board elected on April 20, 2017 to serve as directors for a term ending on April 26, 2018. The director restricted stock units become fully vested and transferable upon the earlier to occur of the completion of three years of service following the grant date and the date the holder reaches mandatory retirement, as set forth in the Corporate Governance Guidelines. These restricted stock unit awards are designed to create equity ownership and to focus directors on the long-term performance of Synovus.

Synovus’ 2011 Director Stock Purchase Plan is a non-qualified, contributory stock purchase plan pursuant to which qualifying Synovus directors may purchase, with the assistance of contributions from Synovus, presently issued and outstanding shares of Synovus stock. Under the terms of the Director Stock Purchase Plan, qualifying directors may elect to contribute up to $5,000 per calendar quarter to make purchases of Synovus stock, and Synovus contributes an additional amount (equal to 15% of the directors’ cash contributions in 2017). Participants in the Director Stock Purchase Plan are fully vested in all shares of Synovus stock purchased for their benefit under the Plan and may request that the shares purchased under the Plan be released to them at any time. Synovus’ contributions under this Plan are included in the “All Other Compensation” column of the Director Compensation Table below. Synovus’ contributions under the Director Stock Purchase Plan provide directors the opportunity to buy and maintain an equity interest in Synovus and to share in the capital appreciation of Synovus.

Director Stock Ownership Guidelines

Synovus’ Corporate Governance Guidelines require all directors to accumulate over time shares of Synovus stock equal in value to at least five times the value of their annual retainer. Directors have five years to attain this level of total stock ownership, but must attain a share ownership threshold of one times the amount of the director’s annual retainer within three years. These stock ownership guidelines are designed to align the interests of Synovus’ directors to that of Synovus’ shareholders and the long-term performance of Synovus. The restricted stock unit awards to directors and Synovus’ contributions under the Director Stock Purchase Plan assist and facilitate directors’ fulfillment of their stock ownership requirements. All of Synovus’ directors were in compliance with the guidelines as of December 31, 2017.

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DIRECTOR COMPENSATION

Director Compensation Table

The following table summarizes the compensation paid by Synovus to non-management directors for the year ended December 31, 2017.

Name**	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)		Total ($)
Catherine A. Allen	$ 70,000	$ 75,000	$ 1,500	(3)	$ 146,500
Tim E. Bentsen	90,000	75,000	3,000	(3)	168,000
F. Dixon Brooke, Jr.	75,000	75,000	9,300	(3)(4)	159,300
Stephen T. Butler	60,000	75,000	8,200	(3)(4)	143,200
Elizabeth W. Camp	110,000	75,000	1,500	(3)	186,500
Diana M. Murphy	41,260	—	1,750	(3)(4)	43,010
Jerry W. Nix	85,000	75,000	—		160,000
Harris Pastides	70,000	75,000	10,350	(3)(4)	155,350
Joseph J. Prochaska, Jr.	85,000	75,000	—		160,000
John L. Stallworth	41,260	—	1,400	(4)	42,660
Melvin T. Stith	60,000	75,000	—		135,000
Barry L. Storey	70,000	75,000	4,600	(4)	149,600
Philip W. Tomlinson	70,000	75,000	6,000	(3)(4)	151,000

**	Mr. Stelling does not receive any additional compensation for serving as a director. His 2017 compensation is described under the Summary Compensation Table found on page 41 of this Proxy Statement.

(1)	For each director other than Ms. Murphy and Mr. Stallworth, reflects fees paid in 2017 for service on the Board from April 20, 2017 to April 26, 2018. For Ms. Murphy and Mr. Stallworth, reflects pro rata fees paid for service on the Board from August 17, 2017 to April 26, 2018.

(2)	The grant date fair value of the 1,782 shares of restricted stock units awarded to each director in 2017 was $75,000 as determined in accordance with FASB ASC Topic 718. For a discussion of the restricted stock units reported in this column, see Note 22 of the Notes to the Audited Consolidated Financial Statements in the 2017 Annual Report.

(3)	Includes contributions made by Synovus under Synovus’ Director Stock Purchase Plan of the following amounts for the following directors: $1,500 for each of Ms. Allen and Ms. Camp; $3,000 for each of Messrs. Bentsen, Brooke, Butler and Pastides, $750 for Ms. Murphy and $2,400 for Mr. Tomlinson. As described more fully above, qualifying directors may elect to contribute up to $5,000 per calendar quarter to make purchases of Synovus stock, and in 2017, Synovus contributed an additional amount equal to 15% of the directors’ cash contributions under the plan.

(4)	Includes compensation of $6,300 for Mr. Brooke, $5,200 for Mr. Butler, $1,000 for Ms. Murphy, $7,350 for Dr. Pastides, $1,400 for Mr. Stallworth, $4,600 for Mr. Storey and $3,600 for Mr. Tomlinson for service as a director of certain of Synovus’ local advisory boards.

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PROPOSALS TO BE VOTED ON

Proposal 1	Election of 14 Directors

Number

Pursuant to Synovus’ bylaws, the Board shall consist of not less than 8 nor more than 25 directors with such number to be set either by the Board or shareholders representing at least 66 2⁄3% of the votes entitled to be cast by the holders of all of Synovus’ issued and outstanding shares. Currently, the size of the Board is set at 14 members. Proxies cannot be voted at the Annual Meeting for a greater number of persons than the 14 nominees named in this Proxy Statement.

Nominees for Election as Director

The 14 nominees for director named in this Proxy Statement were selected by the Corporate Governance and Nominating Committee based upon a review of the nominees and consideration of the director qualifications described under “Corporate Governance and Board Matters—Consideration of Director Candidates—Director Qualifications” on page 12 of this Proxy Statement and described below. With respect to the nomination of continuing directors for re-election, the Corporate Governance and Nominating Committee also considers the individual’s contributions to the Board and its committees. All of the 14 nominees currently serve as a director. The nominees for director include seven current and former chief executive officers, at least 12 persons who could be recognized as “audit committee financial experts,” two current or former deans of national universities, and a former partner of a global auditing firm. The nominees collectively have over 200 years of experience in banking and financial services as well as significant experience in insurance, investment management, commercial real estate, risk management, and accounting. In addition, each of the nominees has:

✓	Demonstrated business acumen and financial literacy;

✓	A high degree of engagement and commitment;

✓	A reputation for high integrity, judgment, professionalism and adherence to high ethical standards;

✓	Extensive experience in the public, private or not-for-profit sectors;

✓	Leadership and expertise in their respective fields;

✓	Strategic thinking; and

✓	Involvement in educational, charitable and community organizations.

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PROPOSALS TO BE VOTED ON

Our directors also have a wide range of other qualifications, skills and experiences that align with our long-term corporate strategy. In fact, the Corporate Governance and Nominating Committee has identified a number of specific areas, experiences and qualifications that are desirable and currently represented by the nominees:

Thirteen of the 14 nominees for election named below are considered independent under the NYSE rules and Synovus’ director independence standards. For additional information about our director independence requirements, consideration of director candidates, director tenure, leadership structure of our Board and other corporate governance matters, see “Corporate Governance and Board Matters” on page 7 of this Proxy Statement.

The following table sets forth information regarding the 14 nominees for election to the Board.

Name	Age	Year First Elected Director	Principal Occupation	Committees
Catherine A. Allen	71	2011	Chairman and Chief Executive Officer, The Santa Fe Group	CGN, R
Tim E. Bentsen	64	2014	Partner, Retired, KPMG LLP	E, A (Chair), R
F. Dixon Brooke, Jr.	70	2017	Chief Executive Officer and President, Retired, EBSCO Industries, Inc.	A, C
Stephen T. Butler	67	2012	Chairman of the Board, W.C. Bradley Company	CGN
Elizabeth W. Camp	66	2003	President and Chief Executive Officer, DF Management, Inc.	E, C (Chair), CGN, R
Diana M. Murphy	61	2017	Managing Director, Rocksolid Holdings, LLC	CGN
Jerry W. Nix	72	2012	Vice Chairman, Executive Vice President and Chief Financial Officer, Retired, Genuine Parts Company	A, CGN (Chair)
Harris Pastides	64	2014	President, University of South Carolina	CGN, R
Joseph J. Prochaska, Jr.	67	2011	Executive Vice President and Chief Accounting Officer, Retired, MetLife, Inc.	E, A, R (Chair)
John L. Stallworth	65	2017	Partner, Genesis II	R
Kessel D. Stelling	61	2010	Chairman of the Board, Chief Executive Officer and President, Synovus Financial Corp.	E (Chair)
Melvin T. Stith	71	1998	Interim President, Norfolk State University and Dean, Retired, Martin J. Whitman School of Management, Syracuse University	C
Barry L. Storey	58	2013	Principal, BLS Holdings Group, LLC	C, CGN
Philip W. Tomlinson	71	2008	Chairman of the Board and Chief Executive Offer, Retired, Total System Services, Inc.	C, R

A:	Audit Committee

C:	Compensation Committee

CGN:	Corporate Governance and Nominating Committee

E:	Executive Committee

R:	Risk Committee

- 2018 Proxy Statement    17

PROPOSALS TO BE VOTED ON

The business experience and other specific skills, attributes and qualifications of each of the nominees is as follows:

Catherine A. Allen is the Chairman and Chief Executive Officer of The Santa Fe Group, a consulting group founded in 1996, specializing in the management of strategic financial services and critical infrastructure projects and in providing advisory services to executive officers and boards of directors. The Santa Fe Group manages the Shared Assessments Program, with over 270 major corporate members concerned about third party risk management. From 1997 to 2007, Ms. Allen was the founding Chief Executive Officer of BITS, a sister organization to the Financial Services Roundtable, which worked closely with executives of the nation’s largest financial institutions on strategic issues, including payments strategies, risk management, emerging technologies, e-commerce, vendor risk, privacy, cyber security, counter terrorism, and security. At BITS, Ms. Allen also worked closely with the regulatory community and testified on Capitol Hill often on these issues. From 1989 to 1996, she held several executive positions at Citicorp in the retail, bankcard and corporate technology divisions and represented Citicorp in creating and chairing the Smart Card Forum, a multi-industry standards group. Prior to Citicorp, she was an executive in electronic publishing at Dun and Bradstreet. Ms. Allen holds a bachelor’s degree from the University of Missouri, a master’s degree from the University of Maryland, and an ABD in International Business from George Washington University. She currently serves on the board of El Paso Electric Company, a public utility company, where she chairs its security committee and is a member of its energy and natural resources committee, nominating and governance committee, and public affairs committee. Previously, she served on the board of Stewart Information Services Corp., a public customer-focused, global title insurance and real estate services company and NBS Technologies, a Canadian public point-of-sale equipment company. She serves on the board of Analytics Pros, a privately held company, and on various other private, non-profit and civic boards, including the National Foundation for Credit Counseling. Ms. Allen has written four books with subjects ranging from emerging technologies and innovation to retirement, and she has been recognized for her work in financial services, technology, and innovation with an honorary doctorate from the University of Missouri, the US Banker Lifetime Achievement Award, and the Executive Women’s Forum Lifetime Achievement Award, among others. Ms. Allen’s in-depth knowledge and experience in the areas of payments, cyber security, risk management, emerging technologies, information technology and corporate governance provides a significant resource to the Board.

Tim E. Bentsen is a former audit partner and practice leader of KPMG LLP, a U.S.-based global audit, tax and advisory services firm, a position he retired from in 2012. Over his 37 years with KPMG, he served as an audit partner for numerous banks and other financial services companies and served in a variety of leadership roles, including Southeast Area Managing Partner and Atlanta office Managing Partner. Mr. Bentsen also served on national leadership teams for the financial services and audit practice as well as on the firm’s national Operations Committee. In addition, he served as an account executive for many of the largest audit and non-audit clients in the Southeast where he had extensive involvement with audit committees and served as the lead partner for tax and advisory services including risk, regulatory, internal audit and operational services for a Top 10 U.S. bank. Mr. Bentsen has been a frequent speaker on corporate governance matters across the country and served in a leadership role for KPMG’s Audit Committee Institute and as an organizer and faculty member for the University of Georgia’s Directors’ College for over ten years. He is a faculty member at the J.M. Tull School of Accounting at the University of Georgia and a member of the board of directors of the Atlanta chapter of the National Association of Corporate Directors. He holds a bachelor’s degree in business administration from Texas Tech University. Mr. Bentsen is a certified public accountant and a member of the American Institute and Georgia Society of Certified Public Accountants. His extensive audit and accounting experience in the financial services industry coupled with his corporate governance, risk management and financial acumen enhances the Board’s knowledge in these areas.

F. Dixon Brooke, Jr. is the former President and Chief Executive Officer of EBSCO Industries, Inc., a privately owned company based in Birmingham, Alabama with a diverse range of business, including information services, publishing and digital media, outdoor products, real estate, manufacturing and general services, with operations in 23 countries and with approximately $2.7 billion in annual revenues. Mr. Brooke served as President and CEO of EBSCO for over eight years and served in various other leadership capacities during his 40 years of service with the company. Mr. Brooke currently serves as Chairman of the Board of our Birmingham market advisory board, having served on that board since its inception over 30 years ago. Mr. Brooke also serves as a director of EBSCO and McWane, Inc., a member of the compensation committee of EBSCO, and as a director of such non-profit boards as the Alabama Wildlife Federation, the Alabama Symphony Orchestra, and the Boy Scouts of America, Central Alabama Council. He holds a bachelor’s degree in business administration from Auburn University. Mr. Brooke’s extensive business acumen, executive leadership and his long-term experience and understanding of our banking organization provide the Board with a valuable resource related to corporate strategy and risk management.

18	- 2018 Proxy Statement

PROPOSALS TO BE VOTED ON

Stephen T. Butler is the Chairman of the Board of W.C. Bradley Co., a private consumer products and real estate company, a position he has held since 2008. Prior to that time and for 21 years, he served as Chief Executive Officer and Chairman of the Board of W.C. Bradley Co. where he was responsible for the oversight and development of the company’s mass market home and leisure product businesses through acquisitions and new product introductions and the development of various real estate projects throughout Columbus, Georgia. In addition to his leadership role on the W.C. Bradley board, Mr. Butler currently serves as Chairman of the Board of our Columbus market advisory board, on the compensation committee of W.C. Bradley Co. and on the boards of various civic and non-profit companies, including St. Francis Hospital, Inc. and The Bradley-Turner Foundation. He attended Vanderbilt University and Columbus State University and completed the Harvard Advanced Management Program. Mr. Butler’s extensive leadership experience with a diversified company enhances the Board’s understanding of corporate strategy, compensation practices and risk management, among other things.

Elizabeth W. Camp is President and Chief Executive Officer of DF Management, Inc., a private investment and commercial real estate management company, a position she has held since 2000. Previously, Ms. Camp served in various capacities, including President and Chief Executive Officer, of Camp Oil Company for 16 years. Before its sale in 2000, Camp Oil developed and operated convenience stores, truck stops and restaurants in nine states. Ms. Camp’s background also includes experience as a tax accountant with a major accounting firm and an attorney in law firms in Atlanta and Washington, D.C. Ms. Camp holds a bachelor’s degree in accounting and a law degree from the University of Georgia, as well as a master’s degree in taxation from Georgetown Law Center. Ms. Camp is a current director or trustee on the boards of several non-profit organizations, including the Woodruff Arts Foundation, University of Georgia Foundation, the Atlanta chapter of the National Association of Corporate Directors, Vice Chair of the University of Georgia’s Terry College of Business Dean’s Advisory Council and the Boy Scouts of America, Atlanta Area Council. She is also an independent member of the board of directors of Genuine Parts Company, a public company engaged in the distribution of automotive replacement parts, industrial replacement parts, office products and electrical/electronic materials, where she serves on its audit committee. Previously, Ms. Camp served as a director of Blue Cross Blue Shield of Georgia from 1992 to 2001. She is our Lead Director and the Chairman of our Compensation Committee. Ms. Camp’s background as an executive officer and her expertise in accounting, tax and legal matters provides expertise in management and auditing as well as leadership skills to our Board.

Diana M. Murphy is the Managing Director of Rocksolid Holdings, LLC, a private equity firm focused on small businesses and real estate in the Southeast. She served seven years on the Executive Committee of the United States Golf Association, or USGA, and the last two years as President of the USGA, having previously served as Treasurer and Vice President of the organization. From 2012 to 2015, Ms. Murphy was Managing Director of the Georgia Research Alliance Venture Fund, a private equity firm invested in early-stage technology and life science companies created out of the state’s research universities. She also served eleven years as the Managing Director of Chartwell Capital Management Company, a private equity firm located in Jacksonville, Florida, and fifteen years as the Senior Vice President and Chief Revenue Officer of The Baltimore Sun Company. Ms. Murphy currently serves as the non-executive Chairman of the Board of Landstar System, Inc., a public company that provides integrated transportation management solutions worldwide, and on its audit committee, compensation committee, nominating and corporate governance committee, safety and risk committee and strategic planning committee. She served as the Lead Independent Director of Landstar from 2012 to 2015. Ms. Murphy also serves as a director of CTS Corporation, a public company that designs, manufactures and sells a broad line of sensors, electronic components and actuators globally, chairing its nominating and governance committee and serving on its compensation committee. Ms. Murphy serves on a number of other boards, both private and charitable, including the board of the Boys and Girls Club of Southeast Georgia and the advisory board of Synovus’ Sea Island market. Ms. Murphy’s extensive experience and leadership of the boards of publicly-traded companies, along with her business acumen and management experience, well qualify her to serve on our Board.

Jerry W. Nix is the former Vice Chairman, Executive Vice President and Chief Financial Officer of Genuine Parts Company. Prior to retiring in March 2013, Mr. Nix served as Chief Financial Officer for over 13 years and served in various other capacities with Genuine Parts before that time, including Senior Vice President—Finance. In addition to serving as a director of Genuine Parts, Mr. Nix serves on various civic and non-profit boards, including Young Harris College, Cobb County Chamber of Commerce, Cobb-Marietta Coliseum and Exhibit Hall Authority, John and Mary Franklin Foundation and Boy Scouts of America, Atlanta Area Council. Prior to joining Genuine Parts in 1978, Mr. Nix was an auditor with Ernst & Young and a pilot in the U.S. Air Force. Mr. Nix has bachelors’ degrees from both Mississippi State University and the University of Florida. Mr. Nix’s extensive financial and accounting experience with a large diversified public company provides the Board with a great resource in the financial, accounting, risk management, and investor relations areas.

- 2018 Proxy Statement    19

PROPOSALS TO BE VOTED ON

Harris Pastides is the President of the University of South Carolina, a position he has held since August 2008. From 2003 to 2008, Dr. Pastides served as vice president for research and health sciences and dean of the Arnold School of Public Health and as executive director of the South Carolina Research Foundation. He joined the University of South Carolina in 1998 as dean of the School of Public Health and as a professor of epidemiology. Dr. Pastides played a key role in the establishment of Health Sciences South Carolina, a consortium of the state’s research universities and leading hospital systems, and an integral part in the development of Innovista, the university’s 500-acre innovation and research district. Prior to joining the University of South Carolina, Dr. Pastides held various positions at the University of Massachusetts at Amherst for over 13 years, including professor of epidemiology and chairman of the department of biostatistics and epidemiology. In addition to serving on our local advisory board in South Carolina, he has served on a number of professional organizations and civic boards, including the South Carolina Governors School for the Arts and Humanities, S.C. River Alliance, the Council on Research Policy and Graduate Education and EngenuitySC. He received a master’s in public health, a master’s of philosophy degree in epidemiology and his doctorate degree from Yale University and a bachelor’s degree from the University of Albany, State University of New York. Dr. Pastides is a former Fulbright senior research fellow and has received numerous other professional awards and recognitions for his research work. His experience in management and complex organizations and his background in research, innovation and education provides our Board with leadership and consensus-building skills on a variety of matters, including corporate governance and risk management.

Joseph J. Prochaska, Jr. is the former Executive Vice President and Chief Accounting Officer of MetLife, Inc., a public insurance and financial services company, a position he held from 2005 until his retirement in 2009. From 2003 to 2005, he served as MetLife’s Senior Vice President and Chief Accounting Officer. From 1992 to 2003, Mr. Prochaska served in various executive leadership positions at Aon Corporation, including Senior Vice President and Controller, Executive Vice President and Chief Financial Officer of Aon Group, Inc. and President of Aon’s Financial Services Group. From 1975 to 1992, he served in various executive leadership positions at Shand, Morahan & Co., Inc. and Evanston Insurance Company, including Chief Financial Officer, Chairman and Chief Executive Officer. In addition, Mr. Prochaska’s background includes experience with a major accounting firm in Chicago, Illinois as a certified public accountant. He holds a bachelor’s degree in accounting from the University of Notre Dame. Mr. Prochaska currently serves on the board of several private companies and is a member of the audit committee for one of these companies. He has also received the designation of a Governance Fellow by the National Association of Corporate Directors. Mr. Prochaska’s extensive accounting experience in the financial services industry, his integral involvement in the day-to-day accounting and risk management practices of large global public companies and his compensation and insurance expertise provide our Board with a valuable resource.

John L. Stallworth is a partner of Genesis II, a family investment and philanthropic partnership, and the Chairman of the John Stallworth Foundation, a private foundation created in 1980 to provide college scholarships to students attending college in the state of Alabama. From 1986 to 2006, Mr. Stallworth was the President and Chief Executive Officer of Madison Research Corporation, or MRC, a private company engaged in engineering services and technology support for the defense industry. Prior to its sale in 2006, MRC employed 650 employees, had annual sales of $75 million and operated in seven states, including Alabama, Florida, Georgia, South Carolina and Tennessee. Mr. Stallworth is also retired from professional football, having played for the Pittsburgh Steelers for fourteen seasons. In 2002, he was inducted into the Pro Football Hall of Fame. Since 2009, Mr. Stallworth has been a partial owner of the Pittsburgh Steelers. In addition to his work with the John Stallworth Foundation, Mr. Stallworth serves on a number of charitable and private boards, including the advisory board of Synovus’ Huntsville market. He has also been an instrumental leader in the development and revitalization efforts of Huntsville’s downtown. Mr. Stallworth’s background and considerable business experience, along with his leadership, economic development, civil and educational involvement, provide our Board with a valuable resource.

Kessel D. Stelling is the Chairman of the Board, Chief Executive Officer and President of Synovus. He has been Chairman since January 2012 and Chief Executive Officer and President since October 2010, after serving as Acting Chief Executive Officer from June to October 2010 while Richard E. Anthony was on a medical leave of absence. Prior to that time and since February 2010, Mr. Stelling served as President and Chief Operating Officer of Synovus. From June 2008 until February 2010, Mr. Stelling served as the Regional Chief Executive Officer of Synovus’ Atlanta area market. Prior to that time, he served as President and Chief Executive Officer of Bank of North Georgia, having been appointed to that position in December 2006. Mr. Stelling founded Riverside Bancshares, Inc. and Riverside Bank in 1996 and served as its Chairman of the Board and Chief Executive Officer until 2006 when Riverside Bancshares, Inc. merged with and into Synovus and Riverside Bank merged with and into Synovus Bank. Prior to that time, Mr. Stelling worked in various management capacities in banking in the Atlanta region, having begun his career in the industry in 1974. Mr. Stelling holds a bachelor’s degree from the University of Georgia and is a graduate of Louisiana State University School of Banking of the South. He serves on the Board of Regents of the University System of Georgia and on the board of Georgia Power, the largest subsidiary of Southern Company, a public company and one of the nation’s largest generators of electricity. Mr. Stelling also serves as the treasurer and as a member of the executive committee of the Financial Services Roundtable and as a director of several civic and non-profit organizations, including as Chairman of the Georgia Chamber of Commerce. Mr. Stelling’s extensive banking and leadership experience, along with his in-depth knowledge of our corporate strategy and day-to-day operations, provides our Board with an important resource in understanding our markets and industry and in effectively managing our risk.

20	- 2018 Proxy Statement

PROPOSALS TO BE VOTED ON

Melvin T. Stith is the Interim President of Norfolk State University and the Dean Emeritus of the Martin J. Whitman School of Management at Syracuse University, having served as Dean from 2005 until July 2013. Prior to becoming Dean at Syracuse, Dr. Stith was the Dean Emeritus and Jim Moran Professor of Business Administration at Florida State University for thirteen years. He has been a professor of marketing and business since 1977 after having served in the U.S. Army Military Intelligence Command and achieving the rank of Captain. He holds a bachelor’s degree from Norfolk State College and a master’s degree in business administration and a Ph.D. in marketing from Syracuse University. Dr. Stith currently serves on the board of Flowers Foods, Inc., a publicly held baked foods company, where he serves on the compensation committee and corporate governance committee, and the board of Aflac Incorporated, a publicly held, Fortune 500 supplemental insurance company, where he serves on the corporate governance committee. He has also served on the boards of various private companies and is a current or past director of Beta Gamma Sigma, the national honorary society for business schools, the Jim Moran Foundation, the Graduate Management Admissions Council, Keebler Foods Company, Rexall Sundown, Inc. and Correctional Services Corporation. Dr. Stith’s leadership skills in consensus-building, risk management and executive management and his financial acumen add an important dimension to our Board’s composition.

Barry L. Storey is the Principal of BLS Holdings Group, LLC, an Augusta, Georgia-based company with the primary focus of managing a portfolio of retail real estate properties and various alternative assets. Prior to January 2015, he was the Founding Partner of Hull Storey Gibson Companies, LLC, a retail acquisition and development real estate company founded in 1992 that owned and operated over 13 million square feet of retail strip centers and enclosed mall properties in the Southeast. Prior to 1992, Mr. Storey worked as a project manager in the Mall Development Division for CBL & Associates Properties, Inc. and as a real estate leasing manager for NTS Development Corporation. Mr. Storey holds a bachelor’s degree from the University of Georgia, is a trustee of the University of Georgia Foundation and the immediate past Chair of the University of Georgia’s Terry College of Business Dean’s Advisory Council. Mr. Storey serves on numerous civic and professional boards of directors, including as Chair of the Community Foundation of the Central River Savannah Area, as well as on the advisory board of our Augusta market. His extensive experience and expertise in real estate acquisition, development and management and his background in the markets in which we serve provides our Board with significant insight, particularly as we continue to refine and execute our growth and expense reduction strategies for the future.

Philip W. Tomlinson is the former Chairman of the Board and Chief Executive Officer of Total System Services, Inc., or TSYS, a publicly held global payments processing company. Prior to his retirement as Chief Executive Officer of TSYS in 2014 and his retirement as Chairman of the Board in 2015, Mr. Tomlinson served as Chairman of the Board and Chief Executive Officer of TSYS for eight years. From 1982 until 2006, Mr. Tomlinson served in various capacities with TSYS, including Chief Executive Officer and President. From TSYS’ incorporation in December 1982, Mr. Tomlinson played a key role in almost every major strategy that shaped TSYS’ development. Mr. Tomlinson is a former member of the Financial Services Roundtable and a graduate of Louisiana State University School of Banking of the South. Mr. Tomlinson serves as a director of TSYS and as advisory director of our Columbus market and is also a member of the Georgia Economic Development Board and other charitable and civic organizations’ board of directors. As the former CEO and Chairman of a large public company, Mr. Tomlinson provides valuable insight and guidance on the issues of corporate governance, strategy, risk management and investor relations, particularly as to his expertise and understanding of the current trends within the financial services industry and as to his diverse relationships within the financial services community.

The Board of Directors unanimously recommends that you vote “FOR” each of the 14 nominees.

- 2018 Proxy Statement    21

PROPOSALS TO BE VOTED ON

Proposal 2	Approval of Advisory Vote on the Compensation of our Named Executive Officers as Determined by the Compensation Committee

Synovus believes that our compensation policies and procedures for our named executive officers are competitive, are focused on pay for performance principles and are strongly aligned with the long-term interests of our shareholders. Synovus also believes that both we and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. Each year, as required by Section 14A of the Securities Exchange Act, we give you, as a shareholder, the opportunity to endorse the compensation for our named executive officers. The proposal described below, commonly known as a “Say on Pay” proposal, gives you the opportunity to approve, on an advisory basis, such compensation as described in this Proxy Statement.

In deciding how to vote on this proposal, the Board encourages you to read the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement and the tabular and narrative disclosure which follows it. In those sections, we discuss each element of compensation, including base salaries, short-term incentives, long-term incentives and retirement benefits. We also discuss our policies and other factors which affect the decisions of our Compensation Committee.

In many cases, we are required to disclose in the executive compensation tables accounting or other non-cash estimates of future compensation. Because of this, we encourage you to read the footnotes and narratives which accompany each table in order to understand any non-cash items.

We believe our executive compensation is aligned with shareholders because:

•	We tie compensation to performance. A majority of executive compensation is at risk based on performance. Awards under our short-term and long-term incentive plans vary based on Synovus’ financial results and shareholder return.

•	We generally use objective criteria and performance metrics which relate to our strategic goals, including core earnings, pre-provision net revenue, efficiency ratio and return on average assets, or ROAA.

•	Payouts under our incentive programs reflected our strong 2017 results, including double digit growth in diluted earnings per share and strong returns for shareholders.

•	Our program emphasizes alignment with long-term shareholders by granting more than half of incentives through equity awards and requiring executives to maintain equity holdings through stock ownership guidelines and hold until retirement policies.

•	We include specific methods for evaluating risk performance in our annual and long-term incentive plans, and adjusting payouts if necessary, to ensure that executives are not incentivized to take unnecessary or excessive risks.

We believe that the compensation delivered to each named executive officer in 2017 was fair and reasonable.

Unless the Board modifies its policy on the frequency of future “Say on Pay” advisory votes, the next “Say on Pay” vote will be held at the 2019 annual meeting of shareholders. The next advisory vote on the frequency of “Say on Pay” proposals is scheduled to occur at the 2020 annual meeting of shareholders.

The Board of Directors unanimously recommends that you vote “FOR” the advisory vote on the compensation of the named executive officers as determined by the Compensation Committee.

22	- 2018 Proxy Statement

PROPOSALS TO BE VOTED ON

Proposal 3	Ratification of Appointment of the Independent Auditor

The Audit Committee has appointed the firm of KPMG LLP as the independent auditor to audit the consolidated financial statements of Synovus and its subsidiaries for the fiscal year ending December 31, 2018 and Synovus’ internal control over financial reporting as of December 31, 2018. KPMG has been appointed continuously since 1975. Although shareholder ratification of the appointment of Synovus’ independent auditor is not required by our bylaws or otherwise, we are submitting the selection of KPMG to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for Synovus.

The Audit Committee annually reviews KPMG’s independence and performance in connection with the determination to retain KPMG. In conducting its review this year, the Audit Committee considered, among other things:

•	KPMG’s historical and recent performance on Synovus’ audit, including the extent and quality of KPMG’s communications with the Audit Committee;

•	feedback from Synovus’ senior management on the quality of service provided, and the independence, objectivity, and professional skepticism demonstrated throughout the current engagement by KPMG’s audit team;

•	data relating to audit quality and performance, including recent PCAOB reports on KPMG;

•	KPMG’s tenure as Synovus’ independent auditors and its depth of understanding of Synovus’ business, accounting policies and practices and internal control over financial reporting;

•	KPMG’s exhibited professional skepticism;

•	the expertise and capability of KPMG’s lead audit partner;

•	the advisability and potential impact of selecting a different independent public accounting firm; and

•	KPMG’s independence (see “Audit Committee Report” beginning on page 27 of this Proxy Statement).

Based on the results of its review this year, the Audit Committee concluded that KPMG is independent and that it is in the best interests of Synovus and its shareholders to appoint KPMG LLP to serve as Synovus’ independent auditor for 2018.

Synovus’ Audit Committee oversees the process for, and ultimately approves, the selection of the independent auditor’s lead engagement partner at the five-year mandatory rotation period. At the Audit Committee’s instruction, KPMG selects candidates to be considered for the lead engagement partner role, who are then interviewed by members of Synovus’ senior management. After discussing the results of senior management’s interviews, the members of the Audit Committee, as a group, interview the candidates. The Audit Committee then considers the appointment and votes on the selection.

Representatives of KPMG will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the meeting.

The Board of Directors unanimously recommends that you vote “FOR” ratification of the appointment of KPMG LLP as the independent auditor for the year 2018.

- 2018 Proxy Statement    23

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each executive officer of Synovus as of the date of this Proxy Statement.

Name	Age	Position with Synovus
Kessel D. Stelling(1)	61	Chairman of the Board, Chief Executive Officer and President
D. Wayne Akins, Jr.(2)	54	Executive Vice President and Chief Retail Banking Officer
Kevin S. Blair (3)	47	Executive Vice President and Chief Financial Officer
Roy Dallis Copeland, Jr.(4)	49	Executive Vice President and Chief Community Banking Officer
Allen J. Gula, Jr.(5)	63	Executive Vice President and Chief Operations Officer
Mark G. Holladay(6)	62	Executive Vice President and Chief Risk Officer
Kevin J. Howard(7)	53	Executive Vice President and Chief Credit Officer
Allan E. Kamensky(8)	56	Executive Vice President, General Counsel and Secretary
Liliana C. McDaniel(9)	53	Chief Accounting Officer
Curtis J. Perry(10)	55	Executive Vice President and Chief Corporate Banking Officer
J. Barton Singleton(11)	54	Executive Vice President and President, Financial Management Services
Elizabeth D. Wolverton(12)	44	Executive Vice President and Chief Strategy and Customer Experience Officer

(1)	As Mr. Stelling is a director of Synovus, relevant information pertaining to his positions with Synovus is set forth under the caption “Nominees for Election as Director” beginning on page 16 of this Proxy Statement.

(2)	D. Wayne Akins, Jr. was elected as Executive Vice President and Chief Retail Banking Officer in July 2014. Prior to July and since 2012, Mr. Akins served as Chief Community Banking Officer. For 17 years prior to that time, he held various other banking positions with Synovus Bank, including Regional Chief Executive Officer and Bank Division Chief Executive Officer. Mr. Akins has more than 28 years of experience in the banking industry.

(3)	Kevin S. Blair was elected as Executive Vice President and Chief Financial Officer in July 2016, effective August 17, 2016. Prior to that time, Mr. Blair served as Treasurer for SunTrust Bank. Prior to becoming corporate treasurer in 2015 at SunTrust and for 18 years, Mr. Blair served in various capacities with SunTrust, including director of SunTrust’s commercial specialty segment, chairman and chief executive officer of SunTrust’s Georgia/North Florida region, and in leadership roles in such areas as corporate strategy, line management, strategic finance and credit risk management.

(4)	Roy Dallis Copeland, Jr. was elected as Executive Vice President in January 2010 and Chief Community Banking Officer in July 2014. From January 2011 to July 2014, he served as Executive Vice President and Chief Banking Officer. Prior to that time and since September 2008, he served as Senior Vice President and Chief Commercial Officer of Synovus and before that, Mr. Copeland served as President and Chief Executive Officer of Citizens First Bank, one of our former banking divisions. Mr. Copeland also has led various banking departments in retail and commercial banking at Columbus Bank and Trust Company, or CB&T, one of our former banking divisions, where he began his career in 1992.

(5)	Allen J. Gula, Jr. was elected Executive Vice President and Chief Operations Officer of Synovus in July 2011. Prior to joining Synovus and since 2003, Mr. Gula was an independent consultant and investor, consulting with private equity and venture capital firms on potential acquisitions and investments and serving on various corporate boards. From 2006 to 2007, he also served as the Executive Vice President, Business and Technology Operations at Greater Bay Bancorp, a public bank holding company acquired by Wells Fargo, and from 1999 to 2006, he served in various capacities at Franklin Resources, Inc., an investment management organization, including as the Advisor to the Chief Executive Officer, Co-President and the Chief Information Officer. Mr. Gula began his financial services career with KeyCorp and held various leadership positions during his 17 years there, including Executive Vice President and Chairman and Chief Executive Officer of Key Services Corporation.

(6)	Mark G. Holladay was elected Executive Vice President and Chief Risk Officer of Synovus in October 2008. From 2000 to 2008, Mr. Holladay served as Executive Vice President and Chief Credit Officer of Synovus. From 1974 until 2000, Mr. Holladay served in various capacities with CB&T, including Executive Vice President.

(7)	Kevin J. Howard was elected as Executive Vice President in March 2010 and Chief Credit Officer in September 2008. Mr. Howard served as Senior Vice President and Credit Manager of Synovus from 2004 until September 2008 and as Senior Vice President of commercial real estate, correspondent and affiliate lending from 2000 until 2004. Mr. Howard joined CB&T as Vice President in 1993.

(8)	Allan E. Kamensky was elected as Executive Vice President, General Counsel and Secretary in January 2014, effective February 10, 2014. Prior to that time, Mr. Kamensky was a partner in the law firm of Page, Scrantom, Sprouse, Tucker & Ford, P.C., or PSSTF, in Columbus, Georgia, where his practice focused on banking, lending and real estate law, commercial transactions, workouts, loan sales, banking litigation, bank regulatory matters and zoning. He practiced law at PSSTF for approximately 16 years.

(9)	Liliana C. McDaniel was elected as Chief Accounting Officer in July 2006. From 2001 until 2006, Ms. McDaniel was the Senior Vice President, Director of Financial Reporting at Synovus. From 1998 to 2001, she served as Synovus’ Vice President, Financial Reporting Manager.

(10)	Curtis J. Perry was elected as Executive Vice President and Chief Corporate Banking Officer in July 2014. Prior to that time and since July 2010, Mr. Perry served as the Chief Commercial Officer of Synovus. From 2006 until July 2010, Mr. Perry was an Executive Vice President at First Commercial Bank, one of our former banking divisions. Prior to joining Synovus in 2006, Mr. Perry served in executive leadership at Wachovia Bank and SouthTrust Corporation.

(11)	J. Barton Singleton was elected as Executive Vice President and President, Synovus Financial Management Services in December 2007. Mr. Singleton joined Synovus in August 2005 and since that time, he has served in various capacities, including Senior Vice President and Manager of the investment banking and institutional brokerage groups. He was named President of Synovus Securities in February 2006. Prior to joining Synovus, Mr. Singleton spent 16 years at SouthTrust Securities.

(12)	Elizabeth D. Wolverton was elected as Executive Vice President and Chief Strategy and Customer Experience Officer in January 2018. Prior to that time and since 2014, Ms. Wolverton served as Chief Strategy Officer of Synovus. From 2004 to 2014, Ms. Wolverton served in various other leadership positions at Synovus, including in community banking and finance.

24	- 2018 Proxy Statement

STOCK OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

The following table sets forth ownership of shares of Synovus common stock by each director, each director nominee, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of December 31, 2017.

Name	Shares of Common Stock Beneficially Owned(1)		Percentage of Outstanding Shares of Common Stock Beneficially Owned	Restricted Stock Units(2)	Total(2)
Catherine A. Allen	12,841	(3)	*	5,622	18,463
Tim E. Bentsen	7,355	(4)	*	5,622	12,977
Kevin S. Blair	6,325		*	27,276	33,601
F. Dixon Brooke, Jr.	58,423	(5)	*	1,782	60,215
Stephen T. Butler	945,905	(6)	*	5,622	951,527
Elizabeth W. Camp	23,077		*	5,622	28,699
Allen J. Gula, Jr.	53,321		*	20,964	74,285
Allan E. Kamensky	51,185	(7)	*	13,045	64,230
Diana M. Murphy	2,704		*	—	2,704
Jerry W. Nix	7,063		*	5,622	12,685
Harris Pastides	6,594		*	5,622	12,216
Joseph J. Prochaska, Jr.	11,364	(8)	*	5,622	16,986
J. Barton Singleton	54,718		*	13,045	67,763
John L. Stallworth	603		*	—	603
Kessel D. Stelling	249,939	(9)	*	98,012	347,951
Melvin T. Stith	11,608	(10)	*	5,622	17,230
Barry L. Storey	30,704	(11)	*	5,622	36,326
Philip W. Tomlinson	21,580		*	5,622	27,202
Directors and Executive Officers as a Group (25 persons)	1,816,978		1.5%	300,994	2,117,972

*	Less than one percent of the outstanding shares of Synovus stock.

(1)	Beneficial ownership is determined under the rules and regulations of the SEC, which provide that a person is deemed to beneficially own all shares of common stock that such person has the right to acquire within 60 days. Share numbers in this column include restricted stock units that will vest within 60 days of December 31, 2017 as follows:

Name	Number of RSUs vesting within 60 days
Kevin S. Blair	4,044
Allen J. Gula, Jr.	15,891
Allan E. Kamensky	9,884
J. Barton Singleton	9,884
Kessel D. Stelling	65,197

In addition, the executive officers other than our executive officers named in the Summary Compensation Table had rights to acquire an aggregate of 36,629 shares of Synovus stock within 60 days through the exercise of stock options and 53,321 shares of Synovus stock through restricted stock units that will vest within 60 days.

This column includes shares held by spouses, minor children, Individual Retirement Accounts (IRAs) and trusts as to which each such person has beneficial ownership. With respect to directors, this column also includes shares allocated to such director’s individual accounts under the Synovus 2011 Director Stock Purchase Plan; with respect to executive officers, this column includes shares allocated to such person’s individual accounts under the Synovus 2011 Employee Stock Purchase Plan, Synovus’ 401(k) savings plan and IRAs.

None of the shares of Synovus stock held by these other executive officers were pledged or otherwise held in a margin account.

(2)	While shares held in the “Restricted Stock Units” column do not represent a right of the holder to receive our common stock within 60 days, these amounts are being disclosed because we believe they further our goal of aligning directors and executive management with shareholder interests. These restricted stock units are in the form of restricted stock units, MRSUs and PSUs. In addition, this column includes the accrued dividend equivalent rights related to these restricted stock units. Shares in the “Total” column include these shares as well as shares deemed to be beneficially owned pursuant to the rules and regulations of the SEC.

(3)	In addition, Ms. Allen beneficially owns 1,600 shares of Synovus’ Fixed- to- Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, or Preferred Stock.

(4)	Includes 2,709 shares held in an IRA account.

(5)	Includes 7,668 shares held by his spouse.

(6)	Includes 56,857 shares held in a family partnership in which Mr. Butler’s spouse has shared investment and voting powers, 242,267 shares held in various trusts in which Mr. Butler has shared investment and voting powers and 633,897 shares held in a family trust in which Mr. Butler shares a pecuniary interest but as to which Mr. Butler disclaims beneficial ownership.

- 2018 Proxy Statement    25

STOCK OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

(7)	Includes 5,753 shares held by his spouse and 19,932 shares held in an IRA account.

(8)	Includes 4,300 shares held in an IRA account. In addition, Mr. Prochaska beneficially owns 1,000 shares of Preferred Stock.

(9)	Includes 60,000 shares held in trust in which Mr. Stelling has shared voting powers and 11 shares in his 401(k) savings plan account. Includes 13,909 shares held in trust in which Mr. Stelling’s wife acts as the trustee with shared investment and voting powers. In addition, Mr. Stelling beneficially owns 2,000 shares of Preferred Stock.

(10)	Includes 25 shares held jointly by his spouse and his child.

(11)	Includes 14,285 shares held in a family trust in which Mr. Storey has shared investment and voting powers. In addition, Mr. Storey beneficially owns 10,000 shares of Preferred Stock.

Pursuant to Synovus’ Articles of Incorporation and bylaws, certain shares of Synovus common stock are entitled to ten votes per share, including shares which (1) have been beneficially owned continuously by the same shareholder since February 22, 2014; (2) have been held by the same beneficial owner to whom the shares were issued as a result of an acquisition of a company or business by Synovus where the resolutions adopted by Synovus’ Board of Directors approving the acquisition specifically grant ten votes per share to such shares; (3) have been acquired under any employee, officer and/or director benefit plan maintained for one or more employees, officers and/or directors of Synovus and/or its subsidiaries and have been held by the same owner for whom it was acquired under any such plan; (4) have been acquired by reason of participation in a dividend reinvestment plan offered by Synovus and have been held by the same owner for whom the shares were acquired under any such plan; or (5) have been owned by a holder who, in addition to certain other shares, is the owner of less than 162,723 shares of Synovus common stock. Applying these standards, we believe that all of the shares of Synovus common stock set forth in the table above are entitled to ten votes per share.

Based upon the total voting power certified at Synovus’ 2017 Annual Meeting of Shareholders, (1) the voting power of each of the directors and named executive officers, other than Messrs. Butler and Stelling, would represent less than 1% of the total voting power, (2) Mr. Butler’s beneficial ownership would represent approximately 4.6% of the total voting power, 3.1% of which is disclaimed by Mr. Butler, (3) Mr. Stelling’s beneficial ownership would represent approximately 1.2% of the total voting power, and (4) directors and executive officers as a group would represent approximately 8.8% of the total voting power, 3.1% of which is disclaimed by Mr. Butler.

The total voting power represented by the common shares owned by directors, named executive officers and directors and executive officers as a group may be determined only at the time of a shareholder meeting due to the need to obtain certifications as to beneficial ownership of common shares held in “street” or “nominee” name.

PRINCIPAL SHAREHOLDERS

The following table sets forth the number of shares of Synovus common stock held by the only known holders of more than 5% of the outstanding shares of Synovus common stock as of December 31, 2017.

Name and Address of Beneficial Owner	Shares of Synovus Stock Beneficially Owned as of 12/31/17		Percentage of Outstanding Shares of Synovus Stock Beneficially Owned as of 12/31/17(1)
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	10,712,778	(2)	9.0%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvem, Pennsylvania 19355	10,529,573	(3)	8.8%

(1)	The ownership percentages set forth in this column are based upon Synovus’ issued and outstanding shares as of December 31, 2017. The shares in this table are presumed to be entitled to only one vote per share, although the underlying shareholder may be entitled to ten votes per share by providing appropriate certifications to Synovus. Because the total voting power of all the common shares may be determined only at the time of a shareholder meeting due to the need to obtain appropriate certifications, there may not be a direct correlation between the percentage of outstanding common shares owned and the voting power represented by those common shares.

(2)	This information is based upon information included in a Schedule 13G filed with the SEC on January 23, 2018 by BlackRock, Inc. BlackRock, Inc. reports sole voting power with respect to 10,196,248 shares and sole dispositive power with respect to 10,712,778 shares.

(3)	This information is based upon information included in a Schedule 13G filed with the SEC on February 9, 2018 by The Vanguard Group, Inc. The Vanguard Group, Inc. reports sole voting power with respect to 62,899 shares, shared voting power with respect to 14,392 shares, sole dispositive power with respect to 10,461,390 shares and shared dispositive power with respect to 68,183 shares. According to the filing, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 53,791 of the reported shares and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 23,500 of the reported shares.

26	- 2018 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of four directors, each of whom the Board has determined to be an independent director as defined by the listing standards of the NYSE and the categorical standards of independence set by the Board. The duties of the Audit Committee are summarized in this Proxy Statement under “Corporate Governance and Board Matters — Committees of the Board” beginning on page 8 and are more fully described in the Audit Committee charter adopted by the Board of Directors. A copy of the Audit Committee charter is available in the Corporate Governance section of our website at investor.synovus.com.

One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight responsibility regarding the integrity of Synovus’ financial statements and systems of internal controls. Management is responsible for Synovus’ accounting and financial reporting processes, the establishment and effectiveness of internal controls and the preparation and integrity of Synovus’ consolidated financial statements. KPMG LLP, Synovus’ independent auditor, is responsible for performing an independent audit of Synovus’ consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing opinions on whether those financial statements are presented fairly in conformity with accounting principles generally accepted in the United States and on the effectiveness of Synovus’ internal control over financial reporting. The Audit Committee is directly responsible for the compensation, appointment and oversight of KPMG LLP. The function of the Audit Committee is not to duplicate the activities of management or the independent auditor, but to monitor and oversee Synovus’ financial reporting process.

In discharging its responsibilities regarding the financial reporting process, the Audit Committee:

•	Reviewed and discussed with management and KPMG LLP Synovus’ audited consolidated financial statements as of and for the year ended December 31, 2017 and related information, including non-GAAP financial measures, and other disclosures included in Synovus’ earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the Securities and Exchange Commission;

•	Reviewed and discussed with management and KPMG LLP management’s assessment of the effectiveness of Synovus’ internal control over financial reporting and KPMG’s evaluation of Synovus’ internal control over financial reporting;

•	Discussed with KPMG LLP the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees;

•	Received from KPMG LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP their independence; and

•	Considered whether KPMG LLP’s provision of non-audit services to the Company is compatible with KPMG LLP’s independence and concluded that KPMG LLP is independent from Synovus and its management.

The Audit Committee has discussed with Synovus’ internal auditors and KPMG LLP the overall scope and plans for their respective audits. The Audit Committee regularly meets with Synovus’ internal auditors and KPMG, with and without management present, to discuss the results of their examinations and their observations and recommendations regarding Synovus’ internal controls.

Based upon the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in Synovus’ Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission.

The Audit Committee

Tim E. Bentsen, Chair

F. Dixon Brooke, Jr.

Jerry W. Nix

Joseph J. Prochaska, Jr.

KPMG LLP Fees and Services

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Synovus’ annual consolidated financial statements for the years ended December 31, 2017 and December 31, 2016 and fees billed for other services rendered by KPMG during those periods.

	2017	2016
Audit Fees(1)	$2,898,185	$2,557,040
Audit Related Fees(2)	270,000	267,079
Tax Fees(3)	301,726	188,856
All Other Fees(4)	—	77,000

	$3,469,911	$3,089,975

- 2018 Proxy Statement    27

AUDIT COMMITTEE REPORT

(1)	Audit fees consisted of fees for professional services provided in connection with the audits of Synovus’ consolidated financial statements and internal control over financial reporting, reviews of quarterly financial statements, issuance of comfort letters and other SEC filing matters, and audit or attestation services provided in connection with other statutory or regulatory filings.

(2)	Audit related fees consisted principally of fees for assurance, attestation and related services that are reasonably related to the performance of the audit or review of Synovus’ financial statements and are not reported above under the caption “Audit Fees.”

(3)	Tax fees consisted of fees for tax consulting and compliance, tax advice and tax planning services.

(4)	All other fees for 2016 consisted principally of fees for advisory services related to information technology project management.

Policy on Audit Committee Pre-Approval

The Audit Committee has the responsibility for appointing, setting the compensation for and overseeing the work of Synovus’ independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor in order to assure that the provision of these services does not impair the independent auditor’s independence. Synovus’ Audit Committee Pre-Approval Policy addresses services included within the four categories of audit and permissible non-audit services, which include Audit Services, Audit Related Services, Tax Services and All Other Services.

The Audit Committee uses a combination of two approaches to pre-approve audit and permitted non-audit services performed by the independent auditor: class pre-approval and specific pre-approval. Class pre-approval is reserved for certain limited audit, audit-related and tax services, as approved by the Audit Committee each year. All other services performed by the independent auditor must be specifically pre-approved by the Audit Committee. For instance, the annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. In addition, the Audit Committee must specifically approve permissible non-audit services classified as All Other Services.

Prior to engagement, management submits to the Committee for approval a detailed list of the Audit Services, Audit Related Services and Tax Services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Each service is allocated to the appropriate category and where specific pre-approval is required, the specific service is accompanied by a budget estimating the cost of that service. The Committee will, if appropriate, approve both the list of Audit Services, Audit Related Services and Tax Services, the classification of the service and where specific pre-approval is required, the budget for such services.

The Committee is informed at each Committee meeting as to the services actually provided by the independent auditor pursuant to the Pre-Approval Policy. Any proposed service that is not separately listed in the Pre-Approval Policy or any service exceeding the pre-approved fee levels must be specifically pre-approved by the Committee. The Audit Committee has delegated pre-approval authority (on engagements not exceeding $100,000) to the Chairman of the Audit Committee. The Chairman must report any pre-approval decisions made by him to the Committee at its next scheduled meeting.

All of the services described in the table above under the captions “Audit Fees,” “Audit Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Committee pursuant to legal requirements and the Committee’s Charter and Pre-Approval Policy.

28	- 2018 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

CD&A Overview

The following Compensation Discussion and Analysis, or CD&A, describes our compensation program for our named executive officers, who are listed in the table below:

Name	Title
Kessel D. Stelling	Chairman of the Board, Chief Executive Officer and President
Kevin S. Blair	Executive Vice President and Chief Financial Officer
Allen J. Gula, Jr.	Executive Vice President and Chief Operations Officer
Allan E. Kamensky	Executive Vice President, General Counsel and Secretary
J. Barton Singleton	Executive Vice President and President, Financial Management Services

Specifically, the CD&A addresses:

•	how our 2017 performance aligns with our 2017 compensation (set forth in the section entitled “Executive Summary”);

•	each element of compensation and our “mix” of compensation for 2017 (set forth in the section entitled “Elements and Mix of Compensation for Past Fiscal Year”);

•	the objectives of our compensation program (set forth in the section entitled “Compensation Philosophy and Key Considerations”);

•	what our compensation program is designed to reward (also described in the section entitled “Compensation Philosophy and Key Considerations”);

•	how each compensation element and our decisions regarding that element fit into Synovus’ overall compensation objectives and affect decisions regarding other elements (described with each element of compensation, as well as in the section entitled “Competitive Market Data”);

•	why each element was chosen (described with each element of compensation, including base pay, short-term incentives and long-term incentives);

•	how amounts for pay are determined (also described with each element of compensation, including base pay, short-term incentives and long-term incentives);

•	information regarding post-termination compensation (our executives do not have employment agreements—see the section entitled “Employment and Termination Agreements”); and

•	our compensation framework, including our compensation process, compensation policies and risk considerations (described in the section entitled “Compensation Framework: Compensation Policies, Compensation Process and Risk Considerations”).

For additional information about the Compensation Committee and its charter, its processes and procedures for administering executive compensation, the role of compensation consultants and other governance information, please see “Corporate Governance and Board Matters—Committees of the Board—Compensation Committee” on page 9 of this Proxy Statement.

WHAT WE DO
✓	Pay for Performance—See page 32
✓	Mitigate Risk in Incentive Programs—See page 39
✓	Require Share Ownership and Retention of Shares until Retirement—See page 38
✓	Review Tally Sheets—See page 39
✓	Provide Reasonable “Double Trigger” Change in Control Provisions—See page 37
✓	Retain an Independent Compensation Consultant—See page 39
✓	Maintain Clawback Policy—See page 38

WHAT WE DON’T DO
×	No Employment Contracts—See page 37
×	No Option Repricing—See page 39
×	No Hedging of Synovus Equity Securities by Executive Officers and Directors—See page 38
×	No Pledging of Synovus Equity Securities by Executive Officers and Directors—See page 38

- 2018 Proxy Statement    29

EXECUTIVE COMPENSATION

Executive Summary

Synovus 2017 Performance

Our 2017 financial results were in line with our 2017 guidance and overarching objectives. Our continued focus on sustainable growth, enhanced profitability and greater efficiency led to broad-based improvement. This improvement was evident for the year through our performance in several key financial measurements—earnings per share growth, return on average assets, return on average common equity and the efficiency ratio, with each measurement exhibiting notable progress. Moreover, during 2017, we achieved our previously established long-term targets of a 10+% earnings per share growth, 1.0+% adjusted return on average assets, 10.0+% adjusted return on average common equity and a sub 60% efficiency ratio.

•	Earnings growth— Net income available to common shareholders was $265.2 million, or $2.17 per diluted common share in 2017. Adjusted net income per diluted common share* was $2.53 in 2017, up 27.7% from 2016, exceeding our long-term financial target of 10+% sustained growth in earnings per share.

•	Revenue growth—Total revenues were $1.37 billion in 2017, up 16.7% from 2016. Adjusted total revenues* were $1.30 billion, up 11.1% from 2016. Net interest income was $1.02 billion, up 13.8% for the year, exceeding our 2017 earnings guidance of 8%-10% growth due in part to net interest margin expansion associated with increases in the Federal Funds rate, while deposit rates remained relatively stable. Non-interest income was $345.3 million in 2017, up $72.1 million from 2016 driven by the $75 million fee received in the Cabela’s transaction. Adjusted non-interest income* increased $5.5 million or 2.1% from 2016, in line with our 2017 earnings guidance of 2%—4% growth.

•	Profitability—Return on average assets was 0.89% in 2017 compared to 0.84% in 2016. Adjusted return on average assets* increased to 1.04% in 2017, compared to 0.88% in 2016, resulting in the achievement of one of our long-term targets of 1.0+% return on average assets.

•	Efficiency—Non-interest expense was $821.3 million in 2017, up 8.7% from 2016. Adjusted non-interest expense* was $777.3 million in 2017, up 6.1% from 2016. Our reported growth in non-interest expense of 8.7% exceeded our 2017 earnings guidance of 2%—4% growth driven by the third quarter balance sheet restructuring actions which increased non-interest expense by $31.9 million or 4.2% of 2016 reported non-interest expense. Meanwhile, our continued focus on expense management helped us achieve our long-term financial goal of an adjusted efficiency ratio* below 60%. The efficiency ratio was 59.95% in 2017. The adjusted efficiency ratio* was 59.87% in 2017, improved from 62.67% in 2016.

•	Loan portfolio growth and diversification—Total average loans were $24.40 billion in 2017, up $1.28 billion or 5.5% from 2016, in line with our 2017 guidance of 5%—7% growth. Additionally, we continued to diversify the loan portfolio. Commercial and industrial loans now represent 49% of total loans, and consumer loans have increased to 24% of total loans while commercial real estate loans have declined to less than 28% of total loans.

•	Deposit growth—Total average deposits were $25.37 billion, up $1.49 billion or 6.3% from 2016, in line with our 2017 guidance of 5%—7% growth. We continued to enhance the mix of our deposits, with average core transaction deposit accounts* continuing to grow, posting a $1.36 billion or 7.9% increase for the year, and including a $390.3 million or 6.3% increase in average core transaction non-interest bearing deposits.*

•	Credit quality—Credit quality continued to improve. The non-performing assets ratio ended the year at 0.53%, a 21 basis point improvement from 2016. The net charge-off ratio was 0.29% for the year, compared to 0.12% in 2016. Excluding the impact from the third quarter 2017 balance sheet restructuring actions (transfers to held-for-sale), the adjusted net charge-off ratio* was 0.15% in 2017, in line with our 2017 guidance of 15 – 20 basis points in net charge-offs for the year.

•	Capital management—Our capital ratios continue to be well above regulatory requirements. The common equity Tier 1 ratio ended the year at 9.99%, up from 9.96% in 2016, and the Tier 1 capital ratio ended the year at 10.38%, up from 10.07% a year ago. Return on average common equity was 9.32% in 2017, compared to 8.41% in 2016. The adjusted return on average common equity* was 10.86% in 2017, up from 8.82% in 2016. Additionally, the return on average tangible common equity* was 9.58% in 2017, up from 8.52% in 2016. Adjusted return on average tangible common equity* was 11.14% in 2017, up from 8.92% in 2016. In 2017, we returned $244.5 million in capital to common shareholders. Repurchases for the year totaled $175.1 million, and we paid $69.4 million in common stock dividends, including a 25% increase in the quarterly dividend to $0.15 per share beginning in the first quarter. While we continued to return capital to shareholders, we also continued to grow tangible book value* in 2017 to $23.27 per common share, an increase of 4.3% over the prior year.

*For a reconciliation of the foregoing non-GAAP financial measures, including adjusted net income per diluted common share, adjusted total revenues, adjusted non-interest income, adjusted return on average assets, adjusted non-interest expense, adjusted efficiency ratio, average core transaction deposit accounts, adjusted net-charge off ratio, adjusted return on average common equity, return on average tangible common equity, adjusted return on average tangible common equity, and tangible book value per common share, please refer to Appendix B of this Proxy Statement.

For additional information relating to our business and our subsidiaries, including a detailed description of our operating results and financial condition for 2017, 2016 and 2015, please refer to our 2017 Annual Report that accompanies this Proxy Statement.

2017 Compensation

The compensation of executives in 2017 reflects Synovus’ performance and our executive compensation program which reflects our pay for performance philosophy.

30	- 2018 Proxy Statement

EXECUTIVE COMPENSATION

Total Direct Compensation Pay Mix

CEO TARGET TOTAL DIRECT COMPENSATION	OTHER NEOs TARGET TOTAL DIRECT COMPENSATION

Base Salaries

•	In 2017, the Chief Executive Officer received a 13% cash base salary increase as described in “2017 CEO Compensation Changes” below. Synovus’ other named executive officers received 2% cash base salary increases. The 2% base salary increases were consistent with the base salary increases for other team members.

Short-Term Incentives

•	We continued to offer a cash-based annual incentive plan in 2017. Consistent with prior years, our annual incentive plan included formulaic performance goals as well as several qualitative factors that may result in discretionary adjustments. Target awards for 2017, expressed as a percentage of base salary, were 125% for Kessel D. Stelling, 75% for Kevin S. Blair, 70% for Allen J. Gula, Jr. and 60% for each of Allan E. Kamensky and J. Barton Singleton.

•	The following chart summarizes the provisions of our short-term award incentive plan:

Form of Award	Payout Formula Measures	Qualitative Adjustment Factors	Payout Range
Cash	Core Earnings (60%) Adjusted Pre-Provision Net Revenue (20%) Adjusted Efficiency Ratio (20%)	Quality of Earnings, Quality of Loan Growth (including consideration of concentration limits), Quality of Deposit Growth, Expense Management, Single Bank Conversion, Credit Quality (including the nonperforming assets ratio, nonperforming loans ratio and net charge-off ratio), Financial Impact of Strategic Investments, External Factors (including the impact of Federal Reserve rate increases vs. budget assumptions), Regulatory Compliance, Risk Management, Total Shareholder Return and Individual Performance	0% to 150% of Target

•	Based upon Synovus’ actual 2017 performance compared to the performance goals established for 2017, and consideration of the qualitative factors outlined above, annual short-term incentive award payouts ranged from 135% to 145% of target for each named executive officer.

Long-Term Incentives

•	Our long-term incentive program for executive officers is comprised of two equity vehicles which link our executives’ compensation to performance results: performance stock unit awards, or PSUs, and market restricted stock units awards, or MRSUs. The following chart summarizes the key provisions of our long-term incentive program:

Form of Award	Vesting	Payout Formula Measures	Payout Range
Performance Stock Units (50% of award value)	100% after 3 years	Weighted Return on Average Assets (as adjusted) (possible downward discretionary adjustment based upon risk considerations—see pages 35 and 36)	0% to 150% of Award Amount
Market Restricted Stock Units (50% of award value)	1/3 per year over 3 years (33 1/3% per year)	Total Shareholder Return (possible downward discretionary adjustment based upon risk considerations—see page 36)	75% to 125% of Award Amount

•	Because of our stock ownership guidelines and “hold until retirement” requirements, executive officers hold a significant amount of Synovus common stock, further aligning their interests with shareholders’ interests.

We believe that the compensation delivered to each named executive officer in 2017 was fair and reasonable.

- 2018 Proxy Statement    31

EXECUTIVE COMPENSATION

Results of 2016 Advisory Vote to Approve Executive Compensation

At the 2017 annual meeting of shareholders, we held an advisory vote on executive compensation for 2016. Over 96% of the votes cast were in favor of this advisory proposal. The Compensation Committee considered this favorable outcome and believed the results conveyed our shareholders’ support of our executive compensation programs and did not make any specific changes to our executive compensation programs as a result of this vote. At the Annual Meeting, we will again hold an annual advisory vote to approve executive compensation paid in 2017. The Compensation Committee will continue to consider the results from this year’s and future advisory votes on executive compensation.

Compensation Philosophy and Key Considerations

Synovus has established a compensation program for our executives that is performance-oriented and designed to support our strategic goals. Our compensation philosophy, as well as how our program aligns with the philosophy, is described in the table below.

Compensation Philosophy and Key Considerations	How Our Program Aligns with Our Philosophy

Competitive Program:

•  Compensation plans are designed to allow us to compete in the markets in which we seek executive talent.

•  Competitive pay opportunities facilitate recruitment, retention and motivation of top level executive talent.

• Target pay opportunities are assessed relative to the median of market pay practices.

Emphasis on Performance:

•  A significant portion of total compensation should be at risk based on short and long-term performance.

•  Pay outcomes vary based on performance: average pay for average performance, above average pay for above average performance and below average pay for lower performance.

•  Compensation generally should be earned by executives while actively employed.

•  A majority of compensation is at risk based on performance.

•  Payouts from the annual incentive plan vary based on results versus our annual financial and strategic objectives.

•  Long-term incentives are provided entirely through equity awards, and the ultimate value delivered will vary based on financial results and shareholder return.

Support Strategic Goals: Compensation plans are designed to support corporate strategic goals and drive the creation of shareholder value.

•  Annual incentive plan aligns with strategic goals of earnings performance through both revenue growth and expense management, while performance shares are based on increasing ROAA performance.

•  Long-term incentives also reward shareholder value creation by providing all awards in equity and varying payouts of MRSUs based on shareholder return.

Alignment with Long-Term Shareholders: Executives should have meaningful equity stakes that focus them on creating long-term shareholder value.

•  Over half of incentives are awarded through equity awards vesting over multiple years.

•  Stock ownership guidelines as well as requirement to retain 50% of net shares until retirement ensure strong and increasing alignment with shareholders.

•  Corporate governance guidelines prohibit hedges and pledges of our stock by directors and executive officers.

Discourage Excessive Risk-Taking: Plans should ensure executives are not incentivized to take unnecessary or excessive risks that threaten the value of Synovus.

•  The Compensation Committee meets annually with the Chief Risk Officer to discuss a risk assessment of our plans.

•  Both the annual and long-term incentive plans have specific methods for evaluating risk performance and adjusting payouts if necessary.

32	- 2018 Proxy Statement

EXECUTIVE COMPENSATION

Elements and Mix of Compensation for Past Fiscal Year

Synovus has a performance-oriented executive compensation program that is designed to support our corporate strategic goals, including growth in earnings and growth in shareholder value. The elements of our regular total compensation program and the objectives of each element are identified in the following table and discussed in more detail below:

Compensation Element	Objective	Key Features
Base Pay	Compensate an executive for performing his or her job on a daily basis.	Fixed cash salary generally targeted within a range of the median (50th percentile) of identified list of peer companies (companies with similar size and scope of banking operations) for similar positions. In establishing salaries, the Committee also considers each executive’s performance, experience and responsibilities as well as internal equity considerations.
Short-Term Incentives

•  Provide an incentive for executives to meet critical annual goals that support our long-term strategy.

•  Promote pay for performance.

•  Ensure a competitive program given the marketplace prevalence of short-term incentive compensation.

The formulaic performance goals under our cash-based annual incentive plan for 2017 were based 60% on Core Earnings, 20% on Adjusted Pre-Provision Net Revenue and 20% on Adjusted Efficiency Ratio. The award payout may range from 0% to 150% of the target and for each executive based upon performance compared to the formulaic goals and consideration of several qualitative factors. For 2017, executives had target annual incentive opportunities ranging between 60% and 125% of base salary.
Long-Term Incentives

•  Provide an incentive for our executives to provide exceptional shareholder return to Synovus’ shareholders by tying a significant portion of their compensation opportunity to growth in shareholder value.

•  Align the interests of executives with shareholders by awarding executives equity in Synovus.

•  Ensure a competitive compensation program given the market prevalence of long-term incentive compensation.

•  Include a vesting schedule designed to retain our executives.

We granted PSUs and MRSUs in 2017 so that all of our long-term incentive awards are linked to performance. The PSUs and the MRSUs were each 50% of long-term award amounts. The PSUs have a three-year performance period, and also require three years of service. Under the performance formula, the payment of the PSUs may range from 0% to 150% of the target award based on Synovus’ weighted average ROAA during the performance period. The MRSUs, which were granted in lieu of stock awards that vest based only on service, have a three-year service requirement (one-third vest each year) as well as performance criteria such that the number of MRSUs that vest each year may be adjusted upward or downward up to 25% based on Synovus’ total shareholder return.
Perquisites	• Small component of pay intended to provide an economic benefit to executives to promote their recruitment and retention. • Align our compensation plan with competitive practices.	Perquisites in 2017 were limited to club dues, auto allowance, financial planning, and security alarm monitoring for certain officers and, in addition, relocation assistance for Mr. Blair and transportation services and a housing allowance for Mr. Stelling.
Retirement Plans	Defined contribution plans designed to provide income following an executive’s retirement, combined with a deferred compensation plan to replace benefits lost under Synovus’ qualified plans.	Plans offered include a 401(k) savings plan and a deferred compensation plan.
Change of Control Agreements	Provide orderly transition and continuity of management following a change of control of Synovus.	Upon “double trigger” (change of control followed by qualifying termination within two years), agreements provide for three times the executive’s base salary and bonus. As of June 2012, the Compensation Committee has committed that any new change of control agreements will not permit excise tax gross- ups.

2017 CEO Compensation Changes

In 2016 and early 2017, the Committee evaluated the CEO’s compensation relative to his performance, the Company’s performance and compensation levels of peers CEOs. In evaluating the Company’s performance, the Committee considered Synovus’ top quartile shareholder returns relative to peers.

The Committee discussed potential changes to Mr. Stelling’s compensation based on the following objectives:

•	Secure the CEO’s services through at least normal retirement age, as his leadership skills, tenure and hands-on management style are instrumental to carry forward the Company’s recent success and execute the Company’s five-year strategic plan;

•	Ensure that the CEO’s pay is competitive and aligned with Company performance throughout his tenure; and

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•	Provide the opportunity for the CEO to be rewarded for successfully driving the Company’s strategic plan, enabling value creation during and beyond his tenure.

Based on its review, the Committee determined to increase Mr. Stelling’s target compensation opportunity in February 2017. Specifically, the Committee increased his base salary from $995,000 to $1,125,000, established his award bonus target at 125%, and granted him 30,041 PSUs and 30,041 MRSUs. For additional information, see “Short-Term Incentive Decisions in 2017” below for details regarding the CEO’s 2017 annual incentive payout and “Long-Term Incentive Decision in 2017” below for details regarding the PSUs and MRSUs. The changes positioned the CEO’s total target compensation between the 50th and 75th percentile of the Company’s peers.

The graph below provides Synovus’ shareholder return relative to peers since the beginning of 2014 and the CEO’s compensation, as calculated in the Summary Compensation Table (SCT), over the same time period.

Base Pay Decisions in 2017

In addition to the increase for Mr. Stelling described above, the Compensation Committee awarded 2% base salary increases (rounded up to the nearest $250) for Synovus’ other named executive officers, effective July 19, 2017. While the Committee reviewed market comparisons and recognized that some cash salaries were below the market median, base salary increases were generally limited to 2% to remain consistent with the base salary percentage increases received by other team members at Synovus. As a result, individual performance was not a factor used in determining base pay for Synovus’ named executive officers in 2017.

Short-Term Incentive Decisions in 2017

In 2017, the formulaic performance goals for our cash-based short-term incentive plan were based 60% on core earnings, 20% on adjusted pre-provision net revenue and 20% on adjusted efficiency ratio. In addition, the Committee also reviewed performance on several qualitative factors, including: quality of earnings, quality of loan growth (including consideration of concentration limits), quality of deposit growth, expense management, single bank conversion, credit quality (including the nonperforming assets ratio, nonperforming loans ratio and net charge-off ratio), financial impact of strategic investments, external factors (including the impact of Federal Reserve rate increases vs. budget assumptions), regulatory compliance, risk management, total shareholder return and individual performance. Actual payouts under the plan may vary from 0% to 150% of the target based upon Synovus and each executive’s performance in these areas compared to the performance goals. Target awards for 2017, expressed as a percentage of base salary, were 125% for Mr. Stelling, 75% for Mr. Blair, 70% for Mr. Gula and 60% for each of Messrs. Kamensky and Singleton.

The following chart summarizes the performance goals in each category for threshold, target and maximum payouts as well as the actual performance:

	Weight	Threshold	Target	Maximum	Actual	Percent of Target	Weighted Results
Core Earnings[1]	60%	$250M	$283M	$300M	$322.1M	150.00%	90.00%
Adjusted Pre-Provision Net Revenue[1]	20%	$442M	$493M	$521M	$516.7M	142.26%	28.45%
Adjusted Efficiency Ratio[1]	20%	62.14%	59.57%	58.32%	59.40%	106.80%	21.36%
							139.81%

(1)	The amounts exclude non-recurring items and certain items that are not indicative of ongoing operations. For a reconciliation of core earnings, adjusted pre-provision net revenue and adjusted efficiency ratio to GAAP measures, please refer to Appendix B of this Proxy Statement.

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The Committee considered the following discretionary factors, which can be used for upward or downward adjustments, prior to awarding annual incentives:

•	Quality of Financial Results—Quality of earnings is scored as high based on the factors that drove core earnings, sustainability of earnings, and minimal impact of non-recurring items included in the determination of core earnings, adjusted pre-provision net revenue, and the adjusted efficiency ratio.

•	Credit Quality/Quality of Loan Growth—We continued to diversify and de-risk the loan portfolio. Commercial real estate loans now represent less than 28% of the total portfolio compared to almost 31% a year ago. Total loans grew by 3.9% for the year while pass rated loans grew by 4.6% and criticized/classified loans decreased by 19.6%. The non-performing assets ratio decreased by 21 b.p.s. from a year ago to 0.53%, while past dues remain at low levels (0.21% of total loans at December 31,2017 compared to 0.27% a year ago).

•	Quality of Deposit Growth—Average core deposits* grew 5.2% for the year, including a $1.36 billion or 7.9% increase in average core transaction deposit accounts.* With a focus on continued pricing discipline, the cost of interest bearing deposits increased by only 3 b.p.s. to 39 b.p.s. for the year.

•	Expense Management—Total adjusted non-interest expense* was $777.3 million, up 6.1% vs. the prior year. The increase was driven by strategic investments in talent and technology, higher third party processing expense (servicing fees on higher volume of lending partnerships), expenses associated with Synovus Bank’s transition to a single bank operating environment and single brand, higher medical self-insurance costs, a one-time $1 thousand bonus per eligible employee, and the addition of Global One, our premium finance division. We achieved our long-term target of below 60% efficiency ratio with an adjusted efficiency ratio* of 59.87% for the year compared to 62.67% in 2016.

•	Single Bank Conversion—As a result of the single bank initiative, Synovus now operates as a single processing bank. The conversion was accomplished in a timely manner and under budget.

•	Financial Impact of Strategic Investments—The 2017 results reflect the cost of various strategic investments including approximately $13 million increase over prior year for information technology related investments, approximately $5 million for strategic talent additions, and approximately $7.6 million in expenses related to single bank/single brand. Although the Cabela’s transaction fee of $75 million is excluded from 2017 results as a non-recurring item, the transaction had a significant positive impact on the restructuring of the Company’s balance sheet.

•	External Factors—The actual results reflect an after-tax benefit of approximately $10 million from three interest rate increases in 2017 (net of impact from lower realized deposit betas). The bonus targets assumed no rate increases in 2017.

•	Risk Management/Regulatory Compliance—The Committee viewed the Company’s risk management and regulatory compliance as satisfactory based on reviews of our regulatory compliance scorecard and our risk management scorecard.

•	Total Shareholder Return—The Company’s one-year total shareholder return was 18%, which was in the 83rd percentile of peer companies, while the 3-year total shareholder return was 85%, which was in the 89th percentile of peer companies. Our 5-year total shareholder return of 199% was in the 83rd percentile of our peers.

•	Individual Performance—The Committee also reviewed individual performance as reflected in performance evaluations.

*For a reconciliation of the foregoing non-GAAP financial measures to the most comparable GAAP measure, including core earnings, adjusted non-interest expense, adjusted efficiency ratio, average core deposits, and average core transaction accounts, please refer to Appendix B of this Proxy Statement.

Based on the results of the performance goals and consideration of the discretionary factors described above, including strong individual performance as reflected in his performance evaluation, the Committee approved an annual incentive award payout of 139.81% of target for Mr. Stelling. Based on the results of the performance goals and consideration of the discretionary factors listed above, the Committee approved payouts ranging from 135% to 145% of target for each of the Company’s other named executive officers. The annual short-term incentive award payout amount for each named executive officer is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table set forth on page 41 of this Proxy Statement.

Long-Term Incentive Decisions in 2017

In 2017, we granted long-term incentives through a combination of 50% PSUs and 50% MRSUs. All of our long-term incentive awards are linked to Synovus’ future performance. Individual long-term incentive award amounts were determined after the Committee reviewed market comparisons for similarly-situated positions. The Committee granted Mr. Stelling PSUs and MRSUs as described in “2017 CEO Compensation Changes” above. The Committee also granted the Company’s other named executive officers long-term incentive awards for 2017 as set forth in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards Table on page 42 of this Proxy Statement.

Performance Stock Units (PSUs)

The PSUs have both a performance vesting component and a service vesting component. Under the performance vesting component, Synovus’ weighted average ROAA (as adjusted) is measured over a three-year performance period. The performance goal approved by the Committee is based upon the Company’s objectives under its strategic plan. The actual payout of the PSUs may range from 0% to 150% of the target amount based upon Synovus’ weighted average ROAA (as adjusted) during the performance period compared to the performance formula approved by the Compensation Committee. The performance formula places a higher weighting on the third year of the performance period. The service vesting component specifies that shares earned based on performance results will vest after three years of service.

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Payout for 2015-2017 PSUs. The following charts show the calculation of the payout for the PSUs granted in 2015, which paid out at 98.48% of target on February 19, 2018 based on a weighted average ROAA (as adjusted) of 0.921% for the 2015-2017 performance period:

ROAA (as adjusted) Performance Calculation

Year	Weighting	Return on Average Assets (as adjusted)[1]
2015	25%	0.820%
2016	25%	0.863%
2017	50%	1.00%
3-Year Weighted Average ROAA (as adjusted)		0.921%

(1)	Return on Average Assets (as adjusted) excludes non-recurring items and certain other items that are not indicative of ongoing operations. For a reconciliation of ROAA to the most comparable GAAP measure, please refer to Appendix B of this Proxy Statement.

Performance Goals and Payout Calculation

	Threshold	Target	Maximum	Actual
Performance Criteria 3-Year ROAA (as adjusted)	0.785%	0.925%	1.065%	0.921%
Payout (as a Percentage of Target)	50%	100%	150%	98.48%

Market Restricted Stock Units (MRSUs)

The MRSUs have a service-based vesting component as well as a Total Shareholder Return Multiplier. Under the service-based vesting component, the MRSUs vest one-third each year over a three-year period subject to each executive’s continued employment with Synovus. Under the Total Shareholder Return Multiplier, the “target” amount of MRSUs which vest each year will be adjusted upward or downward up to 25% based upon Synovus’ total shareholder return during each year. MRSUs align executives’ interests directly with shareholders while supporting retention, and were granted in lieu of including any time-based restricted stock in our executive compensation program. The following chart shows the actual payout amounts for previously-granted MRSUs that were granted or that vested during 2017:

Grant Date	Vesting Date/ Percent	Total Shareholder Return (TSR)	Payout Percentage (based upon TSR)
1/31/2014	1/31/2015 (33 1⁄3%)	+3.7%	103.7%
	1/31/2016 (33 1⁄3%)	+18.1%	118.1%
	1/31/2017 (33 1⁄3%)	+41.5%	125%
2/19/2015	2/19/2016 (33 1⁄3%)	+7.6%	107.6%
	2/19/2017 (33 1⁄3%)	+49.7%	125%
	2/19/2018 (33 1⁄3%)	+20.9%	120.9%
2/11/2016	2/11/2017 (33 1⁄3%)	+45.8%	125%
	2/11/2018 (33 1⁄3%)	+22.2%	122.2%
	2/11/2019 (33 1⁄3%)	TBD	TBD
2/9/2017	2/9/2018 (33 1⁄3%)	+22.5%	122.5%
	2/9/2019 (33 1⁄3%)	TBD	TBD
	2/9/2020 (33 1⁄3%)	TBD	TBD

Both the PSUs and MRSUs are subject to downward adjustment if future results suggest risk was not properly considered in achieving the results on which the number of units awarded were based. The Compensation Committee will consider if reductions are warranted if any of the following occur during the vesting period: (1) Synovus or a line of business experiences a material loss, (2) Synovus or an individual executive fails to comply with risk policies or properly address risk concerns, or (3) regulatory capital falls below regulatory capital requirements. The Committee did not exercise downward discretion with respect to the PSUs or MRSUs that vested during 2017.

Perquisites

Perquisites, which are not tied to performance, are a small part of our executive compensation program. Perquisites are offered to align our compensation program with competitive practices because similar positions at Synovus’ competitors offer similar perquisites. The perquisites offered by Synovus in 2017 were limited to the payment of club dues, financial planning, an auto allowance and security alarm monitoring for certain officers. In addition, perquisites included transportation services and a housing allowance for Mr. Stelling and relocation assistance for Mr. Blair. The Company’s incremental cost of providing these benefits is included as “All Other Compensation” in the Summary Compensation Table and is

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described in more detail in footnotes 3 and 4 of the Summary Compensation Table on page 41 of this Proxy Statement. Considered both individually and in the aggregate, we believe that the perquisites we offer to our named executive officers are reasonable and appropriate.

The Committee suspended the personal use of aircraft by the Company’s executives in 2009, although the Committee may approve exceptions to that policy. No exceptions were approved during 2017.

Retirement and Deferred Compensation Plans

Our compensation program also includes retirement plans designed to provide income following an executive’s retirement. Synovus’ compensation program is designed to reflect Synovus’ philosophy that compensation generally should be earned while actively employed. Although retirement benefits are paid following an executive’s retirement, the benefits are earned while employed. We have chosen to use defined contribution retirement plans because we believe that defined benefit plans are difficult to understand and communicate, and contributions to defined benefit plans often depend upon factors that are beyond Synovus’ control, such as the earnings performance of the assets in such plans compared to actuarial assumptions inherent in such plans. Synovus offered two qualified defined contribution retirement plans to its employees in 2017: a profit sharing plan and a 401(k) savings plan. The profit sharing plan was merged into the 401(k) savings plan effective December 29, 2017. The 401(k) savings plan offers an employer matching contribution of up to 4% of compensation (5% beginning on January 1, 2018).

In addition to these plans, the Deferred Compensation Plan, or the Deferred Plan, replaces benefits foregone under the qualified plans due to legal limits imposed by the Internal Revenue Service, or IRS. The Deferred Plan does not provide “above market” interest. Instead, participants in the Deferred Plan can choose to invest their accounts among mutual funds that are the same as the mutual funds that are offered in the 401(k) savings plan. The executives’ Deferred Plan accounts are held in a rabbi trust, which is subject to claims by Synovus’ creditors. The employer matching contribution to the Deferred Plan for 2017 for named executive officers is set forth in the “All Other Compensation” column in the Summary Compensation Table, and the earnings on the Deferred Plan accounts during 2017 for named executive officers is set forth in the “Aggregate Earnings in Last FY” column in the Nonqualified Deferred Compensation Table. Mr. Stelling also participates in a deferred compensation plan entered into with Riverside Bank, or the Riverside Plan, prior to Riverside Bank’s acquisition by Synovus. The obligations under the Riverside Plan, which was initially effective January 1, 2003, were assumed by Synovus Bank when Synovus consolidated its banking charters in 2010. Under the Riverside Plan, the beginning benefit amount specified in the plan is increased by 3% for each year of service attained by Mr. Stelling. The total benefit amount under the Riverside Plan is payable to Mr. Stelling in monthly payments over a period of 15 years following his attainment of age 65 or in a single lump sum payment in the event of his death or disability. The total benefit amount under the Riverside Plan as of December 31, 2017 is included in Mr. Stelling’s balance in the Nonqualified Deferred Compensation Table and Synovus’ contribution to the Riverside Plan for 2017 is included in the “All Other Compensation” column in the Summary Compensation Table.

Employment and Termination Agreements

Synovus does not generally enter into employment agreements with its executives, except in unusual circumstances such as acquisitions. None of the named executive officers have employment agreements. Synovus uses change of control arrangements with its executives to ensure: (1) the retention of executives and an orderly transition during a change of control, (2) that executives would be financially protected in the event of a change of control so they continue to act in the best interests of Synovus while continuing to manage Synovus during a change of control, and (3) a competitive compensation package because such arrangements are common in the market and it was determined that such agreements were important in recruiting executive talent. The change of control agreements provide for a lump sum payment equal to three years of base salary and the affected executive’s average bonus for the past three years, as well as three years of health and welfare benefits. These payments and benefits are paid only in the event of a “double trigger,” requiring a change of control followed by termination of an executive’s employment by Synovus for any reason other than “cause,” death or disability, or by the executive for “good reason,” within two years of the change of control. In June 2012, the Committee adopted a policy prohibiting tax gross-ups from any new change of control agreements.

Competitive Market Data

The Compensation Committee historically has evaluated comparative data relating to total direct compensation (salary, short-term incentive opportunities, and long-term incentive opportunities) to assess the executive compensation practices of competitor companies. The Committee continued this practice in 2017, with the assistance of Meridian. Findings from this comparative evaluation were used to assist the Committee in establishing the compensation opportunities for executives in 2017.

The Committee continued to use a peer group of 18 banks as part of its evaluation. The peer group consists of eight banks with higher assets and ten banks with lower assets than Synovus, and does not include any banks with more than three times Synovus’ assets. As part of its evaluation of market practices, the Committee reviewed the most recent proxy data available for the banks listed below, as well as data appropriate to our industry

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and company size from external market surveys. When reviewing this data, the Committee focused on total direct compensation opportunities, not necessarily the amount of compensation actually paid, which varies depending upon each companies’ performance results.

Associated Banc-Corp.	Huntington Bancshares, Inc.
BOK Financial Corp.	New York Community Bancorp, Inc.
Bank United, Inc.	People’s United Financial, Inc.
Comerica Inc.	Popular, Inc.
Commerce Bancshares, Inc.	Prosperity Bancshares Inc.
Cullen/Frost Bankers, Inc.	TCF Financial Corp.
East West Bancorp, Inc.	Webster Financial Corp.
First Horizon National Corp.	Wintrust Financial Corporation
Hancock Holding Company	Zions Bancorporation

Compensation Framework: Compensation Policies, Compensation Process and Risk Considerations

Compensation Policies

Stock Ownership/Retention Guidelines

To align the interests of its executives with shareholders, Synovus implemented stock ownership guidelines for its executives. Under the guidelines, executives are required to maintain ownership of Synovus common stock equal to at least a specified multiple of base salary, as set forth in the table below:

Named Executive Officer	Ownership Level (as multiple of base salary)
Chief Executive Officer	5x
All other executive officers	3x

The guidelines are reviewed at the beginning of each calendar year. Executives have a five-year grace period to fully achieve the guideline with an interim three-year goal. Until the guideline is achieved, executives are required to retain all net shares received upon the exercise of stock options or vesting of other stock-based awards, excluding shares used to pay an option’s exercise price and any taxes due upon exercise or vesting of an award. In determining compliance, the guidelines allow consideration of any stock options or other stock-based awards granted to executives, including restricted stock units. In the event of a severe financial hardship, the guidelines permit the development of an alternative ownership plan by the Chairman of the Board of Directors and Chairman of the Committee.

All current executives were in compliance with the guidelines (with applicable grace periods) as of December 31, 2017.

Hold Until Retirement Provision

Synovus has also adopted a “hold until retirement” policy that applies to all unexercised stock options and unvested restricted stock and restricted stock unit awards. Under this policy, executives that have attained the stock ownership guidelines described above are also required to retain ownership of 50% of all stock acquired through Synovus’ equity compensation plans (after taxes and transaction costs) until their retirement or other termination of employment. The “hold until retirement” requirement further aligns the interests of our executives with shareholders.

Clawback Policy

The Compensation Committee approved a clawback policy on January 22, 2014, pursuant to which any incentive compensation paid to Synovus’ executive officers that is based upon materially inaccurate performance metrics or financial statements, or that results from any risk-related actions that result in or are reasonably expected to result in a material adverse impact to Synovus or a business unit, are subject to clawback at the Committee’s discretion.

Anti-Hedging Policy

Synovus does not allow directors or executive officers to hedge the value of Synovus equity securities held directly or indirectly by the director or executive officer. Synovus’ policy prohibits the purchase or sale of puts, calls, options or other derivative securities based on Synovus’ securities, as well as hedging or monetization transactions, such as zero-cost collars and forward sale contracts or other derivative securities based on Synovus securities.

Anti-Pledging Policy

Synovus’ Corporate Governance Guidelines and Insider Trading Policy prohibit pledges of our stock by directors and executive officers.

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Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of compensation paid by a publicly-traded corporation to certain named executive officers for amounts in excess of $1 million. Prior to the enactment of H.R. 1, formerly known as the Tax Cuts and Jobs Act of 2017, performance-based compensation that met certain conditions was exempt from the deduction limitation. The 2017 annual cash incentive opportunities and PSU and MRSU awards granted to our executive officers were initially designed in a manner intended to be exempt from the deduction limitation of Section 162(m) because they are paid based on the achievement of pre-determined performance goals established by the Compensation Committee pursuant to our shareholder-approved equity incentive plan.

The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Despite the Compensation Committee’s efforts to structure executive annual cash incentives and PSU and MRSU awards in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, no assurance can be given that this compensation will satisfy the requirements for exemption due to uncertainties as to the application and interpretation of Section 162(m) and the transition relief. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it believes the benefits of doing so outweigh the loss of a tax deduction.

Accounting Considerations

We account for all compensation paid in accordance with generally accepted accounting principles. The accounting treatment has generally not affected the form of compensation paid to named executive officers.

No Option Repricing

Our 2013 Omnibus Plan prohibits the repricing of stock options and stock appreciation rights without shareholder approval.

Timing of Equity Awards

If the Compensation Committee is taking action to approve equity awards on or near the date that Synovus’ annual earnings are released, the Committee has established the grant date for equity awards to executives as: (a) the last business day of the month in which earnings are released or, if later, (b) two complete business days following the date of the earnings release. This policy ensures that the annual earnings release has time to be absorbed by the market before equity awards are granted.

Compensation Process

Role of Compensation Committee and Compensation Consultant in Compensation Process

The roles of the Compensation Committee and its compensation consultant in the compensation process are described in detail beginning on page 9 of this Proxy Statement under “Corporate Governance and Board Matters—Committees of the Board—Compensation Committee.”

Role of the Executive Officers in the Compensation Process

Synovus’ Chief Executive Officer generally attends Compensation Committee meetings by invitation of the Committee. The Chief Executive Officer provides management perspective on issues under consideration by the Committee and makes proposals regarding the compensation of the named executive officers, other than himself. The Chief Executive Officer does not have authority to vote on Committee matters. The Committee regularly meets in executive session without any executive officers present. For more information regarding Committee meetings, please refer to page 9 of this Proxy Statement under “Corporate Governance and Board Matters—Committees of the Board—Compensation Committee.”

Tally Sheets

The Committee historically has used annual tally sheets to add up all components of compensation for the Chief Executive Officer (and for the other named executive officers on a less frequent basis), including base salary, bonus, long-term incentives, accumulative realized and unrealized stock options and restricted stock gains, the dollar value of perquisites and the total cost to the Company, and earnings and accumulated payment obligations under Synovus’ nonqualified deferred compensation program. Tally sheets also provide estimates of the amounts payable to each executive upon the occurrence of potential future events, such as a change of control, retirement, voluntary or involuntary termination, death and disability. Tally sheets are used to provide the Committee with total compensation amounts for each executive so that the Committee can determine whether the amounts are in line with our compensation strategy. The Committee reviewed tally sheets for the Chief Executive Officer and for Synovus’ other named executive officers in October 2017 and concluded that their total compensation is fair and reasonable.

Risk Considerations

Our compensation program is reviewed by several different groups to ensure that the risks involved with the program are appropriately assessed and managed. The compensation risks are first reviewed by the management team that designs, implements and administers the program. Incentive compensation programs are also reviewed by the Executive Risk Committee, a management committee chaired by our Chief Risk Officer. As a part of

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this process, management completes a thorough risk assessment for each plan, assessing the administrative, strategic and financial risk of each compensation plan, ensuring consistency in the review and administration of each plan and producing an overall risk assessment rating for each plan. Moreover, management reviews each plan for alignment with Synovus’ strategic objectives and assesses whether the payouts are equitable for value generated to Synovus and whether the plans encourage unnecessary risk-taking by Synovus’ participants. During 2017, the Committee requested that management formally document the Company’s process and procedures for assessing risk in our incentive compensation program. Management engaged an external advisor to assist with the Committee’s request. The documentation, including specific roles and responsibilities, regarding the Company’s risk assessment process were then reviewed with the Compensation Committee. In addition, in 2017, the Compensation Committee met with the Chief Risk Officer to review a risk assessment of our compensation plans.

Synovus’ employee incentive plans are broadly classified by business unit: incentive plans for Synovus’ banking divisions and incentive plans for Synovus’ Financial Management Services division. All of the plans were assessed for risk factors in different categories, including financial risks, strategic risks, and administrative risks. Each plan was assigned a level of risk ranking from “1” (highest risk) to “5” (lowest risk) for each risk category. Any plan that received a “1” or “2” in any category was modified through the implementation of additional controls to ensure appropriate mitigation of risks. After the implementation of such controls, no plans were ranked higher than a “3.” After reviewing the incentive plans and the Company’s risk assessment process, the Compensation Committee concluded that there were no unnecessary risks under the plans and there were no risks arising from the Company’s compensation policies and practices that were likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

CD&A

Synovus’ Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in Synovus’ 2017 Annual Report and in this Proxy Statement.

The Compensation Committee

Elizabeth W. Camp, Chair

F. Dixon Brooke, Jr.

Melvin T. Stith

Barry L. Storey

Philip W. Tomlinson

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SUMMARY COMPENSATION TABLE

The table below summarizes the compensation for each of our named executive officers for each of the last three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Kessel D. Stelling	2017	$1,106,000	—	$2,546,275	—	$1,966,078	—	$342,275	(2)(3)	$5,960,628
Chairman, Chief Executive Officer and President	2016	985,769	—	1,810,106	—	1,094,500	—	322,526		4,212,901
	2015	962,269	—	1,791,521	—	1,221,419	—	251,413		4,226,662

Kevin S. Blair	2017	579,865	—	1,018,561	—	637,819	—	804	(4)	2,237,049
Executive Vice President and Chief Financial Officer*	2016	205,673	325,000	337,584	—	458,722	—	38,718		1,365,697

Allen J. Gula, Jr.	2017	458,710	—	458,382	—	438,440	—	21,208	(2)(3)(4)	1,376,740
Executive Vice President and Chief Operations Officer	2016	447,218	—	452,539	—	318,403	—	28,127		1,246,287
	2015	434,192	—	460,691	—	370,955	—	17,575		1,283,413

Allan E. Kamensky	2017	440,789	—	285,218	—	387,875	—	18,902	(2)(3)(4)	1,132,784
Executive Vice President, General Counsel and Secretary	2016	429,746	—	281,565	—	278,687	—	24,811		1,014,809
	2015	417,229	—	286,675	—	305,539	—	6,000		1,015,443

J. Barton Singleton**	2017	425,354	—	285,218	—	361,386	—	1,662	(3)(4)	1,073,620
Executive Vice President and President, Financial Management Services	2015	390,606	—	288,675	—	316,953	—	6,000		1,000,234

*	Mr. Blair was named Executive Vice President and Chief Financial Officer effective August 17, 2016.

**	Mr. Singleton was not a named executive officer in 2016.

(1)	Amounts reflect the grant date fair value of stock awards for each of the last three fiscal years computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the PSU, MRSU and restricted stock unit awards are set forth in Note 22 of the Notes to the Audited Consolidated Financial Statements in the 2017 Annual Report. If the highest level of performance were assumed in the valuation of the PSU and MRSU awards for 2017, the grant date fair value of the PSU and MRSU awards granted in 2017 would have been $3,495,356 for Mr. Stelling, $1,398,218 for Mr. Blair, $629,234 for Mr. Gula, and $391,356 for each of Messrs. Kamensky and Singleton.

(2)	Amount includes company contributions by Synovus to nonqualified deferred compensation plans of $277,952, $20,285, and $17,979 for each of Messrs. Stelling, Gula and Kamensky, respectively.

(3)	Amount includes contributions by Synovus under the 2011 Synovus Director Stock Purchase Plan of $3,000 for Mr. Stelling. Amount also includes incremental costs of perquisites totaling $61,323 for Mr. Stelling. These perquisites include a housing allowance of $26,400, an auto allowance of $923, financial planning assistance of $17,500, and transportation service costs of $16,500. Mr. Stelling receives security alarm monitoring service for which there is no incremental cost to the Company. Each executive also receives the reimbursement of monthly country club dues. However, there is no incremental cost to the Company for the personal benefit of such memberships because each executive is expected to, and uses, such memberships for business purposes.

(4)	Amount includes auto allowance of $923 each for Messrs. Gula and Kamensky and $1,662 for Mr. Singleton. Amount also includes $804 in relocation assistance for Mr. Blair.

- 2018 Proxy Statement    41

SUMMARY COMPENSATION TABLE

Grants of Plan-Based Awards for Fiscal Year 2017

The table below sets forth the short-term and long-term incentive compensation (granted in the form of cash-based awards, PSUs and MRSUs) awarded to the named executive officers for 2017. There were no stock options granted to the named executive officers for 2017.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Estimated Future Payouts Under Equity Incentive Plan Awards(2)						Grant Date Fair Value of Stock Awards(3) ($)
Name	Grant Date	Action Date	Threshold ($	)	Target ($	)	Maximum ($	)	Threshold (#	)	Target (#	)	Maximum (#	)
Kessel D. Stelling	2-9-17 (Cash Incentive)	2-9-17	$703,125		$1,406,250		$2,109,375		—		—		—		—
	2-9-17 (PSUs)	2-9-17	—		—		—		15,021		30,041		45,062		$1,250,006
	2-9-17 (MRSUs)	2-9-17	—		—		—		22,531		30,041		37,551		1,296,269
Kevin S. Blair	2-9-17 (Cash Incentive)	2-9-17	219,938		439,875		659,813		—		—		—		—
	2-9-17 (PSUs)	2-9-17	—		—		—		6,009		12,017		18,026		500,027
	2-9-17 (MRSUs)	2-9-17	—		—		—		9,013		12,017		15,021		518,534
Allen J. Gula, Jr.	2-9-17 (Cash Incentive)	2-9-17	162,386		324,771		487,156		—		—		—		—
	2-9-17 (PSUs)	2-9-17	—		—		—		2,704		5,408		8,112		225,027
	2-9-17 (MRSUs)	2-9-17	—		—		—		4,056		5,408		6,760		233,355
Allan E. Kamensky	2-9-17 (Cash Incentive)	2-9-17	133,750		267,500		401,250		—		—		—		—
	2-9-17 (PSUs)	2-9-17	—		—		—		1,683		3,365		5,648		140,018
	2-9-17 (MRSUs)	2-9-17	—		—		—		2,524		3,365		4,206		145,200
J. Barton Singleton	2-9-17 (Cash Incentive)	2-9-17	129,067		258,133		387,199		—		—		—		—
	2-9-17 (PSUs)	2-9-17	—		—		—		1,683		3,365		5,048		140,018
	2-9-17 (MRSUs)	2-9-17	—		—		—		2,524		3,365		4,206		145,200

(1)	Reflects threshold target and maximum payout opportunities under the annual incentive plan based on 2017 performance. The actual amount of annual incentive earned by the named executive officer is reported under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For more information regarding the annual incentive plan, see the discussion under “Short Term Incentives” in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement.

(2)	Reflects threshold target and maximum number of shares that may be earned under awards of PSUs and MRSUs. The PSUs have a three-year service requirement (100% vest after three years of service) and a three-year performance period. Based upon Synovus’ weighted average ROAA during the performance period, the actual payout of the performance stock units can range from 0% to 150% of the target amount. The MRSUs have a three-year service requirement (one-third vest for each year of service) and three one-year performance periods. Based upon Synovus’ total shareholder return during the performance period, the number of MRSUs that vest each year may be adjusted upward or downward 25%.

(3)	Amounts reflect the grant date fair value of long-term incentive awards computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the long-term incentive awards are set forth in Note 22 of the Notes to the Audited Consolidated Financial Statements in the 2017 Annual Report.

42	- 2018 Proxy Statement

SUMMARY COMPENSATION TABLE

Outstanding Equity Awards at 2017 Fiscal Year-End

The table below identifies the option awards and stock awards held by the named executive officers and outstanding on December 31, 2017.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Kessel D. Stelling				2-9-17			30,348	(3)	$1,454,883
				2-9-17			30,348	(4)	1,454,883
				2-11-16			23,713	(3)	1,136,801
				2-11-16			35,565	(4)	1,704,986
				2-19-15			10,813	(3)	518,375
				2-19-15			32,422	(4)	1,554,311
Kevin S. Blair				2-9-17			12,140	(3)	581,992
				2-9-17			12,140	(4)	581,992
				8-10-16			7,040	(3)	337,498
Allen J. Gula, Jr.				2-9-17			5,462	(3)	261,848
				2-9-17			5,462	(4)	261,848
				2-11-16			5,928	(3)	284,188
				2-11-16			8,888	(4)	426,091
				2-19-15			2,784	(3)	133,465
				2-19-15			8,331	(4)	399,388
Allan E. Kamensky				2-9-17			3,398	(3)	162,900
				2-9-17			3,398	(4)	162,900
				2-11-16			3,688	(3)	176,803
				2-11-16			5,529	(4)	265,060
				2-19-15			1,733	(3)	83,080
				2-19-15			5,183	(4)	248,473
J. Barton Singleton				2-9-17			3,398	(3)	162,900
				2-9-17			3,398	(4)	162,900
				2-11-16			3,688	(3)	176,803
				2-11-16			5,529	(4)	265,060
				2-19-15			1,733	(3)	83,080
				2-19-15			5,183	(4)	248,473

(1)	Includes additional stock awards credited by reason of such awards earning dividend equivalents.

(2)	Market value is calculated based on the closing price of Synovus’ common stock on December 29, 2017 ($47.94) as reported on the NYSE.

(3)	MRSUs have a three-year service requirement (one-third vest for each year of service following grant) and three one-year performance periods. Based upon Synovus’ total shareholder return during the performance period, the number of MRSUs that vest each year may be adjusted upward or downward 25%.

(4)	PSUs have a three-year service requirement (100% vest after three years of service) and a three-year performance period. Based upon Synovus’ weighted average ROAA during the performance period, the payout of the performance stock units may range from 0% to 150% of the target amount. In accordance with SEC rules, the number of PSUs reflected in the table is based on an assumed achievement at the target performance level.

Option Exercises and Stock Vested for Fiscal Year 2017

The following table sets forth the number and corresponding value realized during 2017 with respect to restricted stock units that vested for each named executive officer. No named executive officer exercised stock options during 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kessel D. Stelling	—	—	63,966	$2,687,694
Kevin S. Blair	—	—	4,383	190,135
Allen J. Gula, Jr.	—	—	15,144	636,382
Allan E. Kamensky	—	—	13,912	580,905
J. Barton Singleton	—	—	12,460	523,466

(1)	Reflects the fair market value of the underlying shares as of the vesting date.

- 2018 Proxy Statement    43

SUMMARY COMPENSATION TABLE

Nonqualified Deferred Compensation for Fiscal Year 2017

The table below provides information relating to the activity in the deferred compensation plans for the named executive officers in 2017.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Kessel D. Stelling	$220,050	$277,952	$93,464	—	$2,365,853	(4)
Kevin S. Blair	—	—	—	—	—
Allen J. Gula, Jr.	31,085	20,285	25,476	—	185,509
Allen E. Kamensky	21,584	17,979	10,151	—	102,879
J. Barton Singleton	—	—	17,119	—	122,182

(1)	The amounts included in this column are included in the Summary Compensation Table for 2017 as “Salary.”

(2)	The amounts included in this column are included in the Summary Compensation Table for 2017 as “All Other Compensation.”

(3)	Of the balances reported in this column, the amounts of $717,574, $46,389 and $22,460 with respect to Messrs. Stelling, Gula and Kamensky, respectively, were reported in the Summary Compensation Table as “Salary” or “All Other Compensation” in previous years.

(4)	The year-end balance for Mr. Stelling includes $930,325 in the Deferred Plan, which had contributions of $77,220 for 2017, and $1,435,528 in the Riverside Plan, which had contributions of $200,732 in 2017.

The Deferred Plan replaces benefits lost by executives under the qualified retirement plans due to IRS limits. Executives are also permitted to defer all or a portion of their base salary or short-term incentive award. Amounts deferred under the Deferred Plan are deposited into a rabbi trust, and executives are permitted to invest their accounts in mutual funds that are generally the same as the mutual funds available in the qualified 401(k) plan. Deferred Plan participants may elect to withdraw their accounts as of a specified date or upon their termination of employment. Distributions can be made in a single lump sum or in annual installments over a 2-10 year period, as elected by the executive. Each named executive officer except for Mr. Blair is 100% vested and will therefore receive his account balance in Synovus’ nonqualified deferred compensation plan upon his termination of employment for any reason.

The material terms and provisions of the Riverside Plan are described on page 37 of this Proxy Statement.

Potential Payouts upon Termination or Change of Control

Synovus has entered into change of control agreements with its named executive officers. Under these agreements, benefits are payable upon the occurrence of two events (also known as a “double trigger”). The first event is a change of control and the second event is the termination of an executive’s employment by Synovus for any reason other than “cause,” death, or disability, or by the executive for “good reason,” within two years following the date of the change of control. “Change of control” is defined, in general, as the acquisition of 20% of Synovus’ stock by any “person” as defined under the Securities Exchange Act of 1934, turnover of more than one-third of the Board of Directors of Synovus, or a merger of Synovus with another company if the former shareholders of Synovus own less than 60% of the surviving company. For purposes of these agreements, “good reason” means a material adverse reduction in an executive’s position, duties or responsibilities, relocation of the executive more than 35 miles from where the executive is employed, or a material reduction in the executive’s base salary, bonus or other employee benefit plans.

In the event payments are triggered under the agreements, each executive will receive three times his or her base salary as in effect prior to the termination, three times a percentage of his or her base salary equal to the average short-term incentive award percentage earned over the previous three calendar years prior to the termination, as well as a pro rata short-term incentive award calculated at target for the year of termination. These amounts are paid to the executive in a single lump-sum cash payment. Each executive will also receive health and welfare benefits for a three year period. In addition, executives who entered into agreements prior to the prohibition on tax gross-ups adopted by the Committee (see page 37) will receive an amount that is designed to “gross-up” the executive for any excise taxes that are payable by the executive as a result of the payments under the agreement, but only if the total change of control payments to the executive exceed 110% of the applicable IRS cap. The following table quantifies the estimated amounts that would be payable under the change of control agreements, assuming the triggering events occurred on December 31, 2017. In addition to the amounts set forth in the table below, executives would also receive a distribution of their deferred

44	- 2018 Proxy Statement

SUMMARY COMPENSATION TABLE

compensation vested account balance shown above in the Nonqualified Deferred Compensation Table upon their separation of employment on December 31, 2017.

	3x Base Salary	Average 3-Yrs Short- Term Incentive Award	Pro-Rata Target Short- Term Incentive Award	Health & Welfare Benefits	Stock Award Vesting(1)	Excise Tax Gross- up(2)	Total
Kessel D. Stelling	$3,375,000	$3,541,050	$1,406,250	$67,284	$7,824,239	$1,828,615	$18,042,438
Kevin S. Blair	1,759,500	469,260	439,875	67,284	1,501,482	0	4,237,401
Allen J. Gula, Jr.	1,391,874	870,896	324,771	67,284	1,766,828	223,006	4,644,659
Allan E. Kamensky	1,337,499	738,614	267,500	67,284	1,099,216	0	3,510,113
J. Barton Singleton	1,265,355	612,549	258,133	67,284	1,099,216	198,695	3,501,232

(1)	Estimated by multiplying number of stock awards that vest upon change of control by fair market value on December 31, 2017. Awards vest in full upon involuntary or constructive termination of employment within two years following a change of control. Stock awards also vest upon death or disability.

(2)	Excise taxes on vesting of PSU awards estimated by including full value of awards. Excise taxes on vesting of restricted stock unit and MRSU awards estimated by multiplying amount of awards that vest upon change of control by 1% for each month of accelerated vesting. Total estimated excise tax amount divided by 43.55%, which percentage is designed to calculate the amount of gross-up payment necessary so that executive is placed in the same position as though excise tax did not apply. No gross-up payment is made if change of control payment does not exceed IRS cap by 110%. The agreements for Messrs. Blair and Kamensky do not contain gross-up provisions.

Executives who receive these benefits are subject to a confidentiality obligation with respect to secret and confidential information about Synovus they possess. There are no provisions regarding a waiver of this confidentiality obligation. No perquisites or other personal benefits are payable under the change of control agreements.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The CEO to median employee pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.

We identified the median employee from a list of all employees (full time and part-time) employed as of December 31, 2017. We determined the median employee based on each employee’s annual earnings (consisting of salaries, bonuses and commissions), annualizing earnings for employees who were not employed for a full year in 2017. After identifying the median employee, we added compensation under our Company sponsored broad-based employee benefit plans to the earnings of the median employee and to the CEO’s total compensation as reflected in the Summary Compensation Table (adding $21,324 to the CEO’s compensation amount). Based on the foregoing, the CEO’s 2017 annual total compensation is $5,981,952 and the median annual total compensation of all employees (except for the CEO) is $59,877, resulting in a CEO pay ratio of approximately 100 to 1.

- 2018 Proxy Statement    45

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy

Synovus’ Board of Directors has adopted a written policy for the review, approval or ratification of certain transactions with related parties of Synovus, which policy is administered by the Corporate Governance and Nominating Committee. Transactions that are covered under the policy include any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (2) Synovus is a participant; and (3) any related party of Synovus (such as an executive officer, director, nominee for election as a director or greater than 5% beneficial owner of Synovus stock, or their immediate family members) has or will have a direct or indirect interest.

Among other factors considered by the Committee when reviewing the material facts of related party transactions, the Committee must take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Certain categories of transactions have standing pre-approval under the policy, including the following:

•	the employment of non-executive officers who are immediate family members of a related party of Synovus so long as the annual compensation received by this person does not exceed $250,000, which employment is reviewed by the Committee at its next regularly scheduled meeting; and

•	certain limited charitable contributions by Synovus, which transactions are reviewed by the Committee at its next regularly scheduled meeting.

The policy does not apply to certain categories of transactions, including the following:

•	certain lending transactions between related parties and Synovus and any of its banking and brokerage subsidiaries;

•	certain other financial services provided by Synovus or any of its subsidiaries to related parties, including retail brokerage, deposit relationships, investment banking and other financial advisory services; and

•	transactions that occurred, or in the case of ongoing transactions, transactions that began, prior to the date of the adoption of the policy by the Synovus Board.

Related Party Transactions in the Ordinary Course

During 2017, Synovus’ executive officers and directors (including their immediate family members and organizations with which they are affiliated) were also banking customers of Synovus and/or its subsidiaries. The lending relationships with these directors and officers (including their immediate family members and organizations with which they are affiliated) were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not related to the lender and do not involve more than normal collection risk or present other unfavorable features. In addition to these lending relationships, some directors and their affiliated organizations provide services or otherwise do business with Synovus and its subsidiaries, and we in turn provide services, including retail brokerage and other financial services, or otherwise do business with the directors and their organizations, in each case in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other nonaffiliated persons.

For purposes of determining director independence, the Board considered the lending and/or other financial services relationships provided to each of Messrs. Bentsen, Brooke, Butler, Nix, Pastides, Prochaska, Stallworth, Stith, Storey, and Tomlinson and Ms. Allen, Ms. Camp and Ms. Murphy, their immediate family members and/or their affiliated organizations during 2017 and determined that none of the relationships constitute a material relationship with Synovus. The services provided to these directors were in the ordinary course of business and on substantially the same terms as those available to unrelated parties. These relationships meet the Board’s categorical standards for independence. See “Corporate Governance and Board Matters—Independence.”

W.C. Bradley Co.

Synovus leased various properties in Columbus, Georgia from W.C. Bradley Co. for office space and storage during 2017. During 2017, Stephen T. Butler was the executive chairman and a director of W.C. Bradley Co. The aggregate rent paid for this leased space was $3,193,715. The terms of the lease agreements are comparable to those provided for between similarly situated unrelated third parties in similar transactions.

Synovus is a party to a Joint Ownership Agreement with TSYS and W.C.B. Air L.L.C. pursuant to which they jointly own or lease aircraft. W.C. Bradley Co. owns all of the limited liability interests of W.C.B. Air. The parties have each agreed to pay fixed fees for each hour they fly the aircraft owned and/or leased pursuant to the Joint Ownership Agreement. Synovus paid $1,612,544 for its business related use of the aircraft during 2017. The charges payable by Synovus in connection with its use of this aircraft approximate charges available to unrelated third parties in the State of Georgia for use of comparable aircraft for commercial purposes.

The payments to W.C. Bradley Co. by Synovus and its subsidiaries and the payments to Synovus and its subsidiaries by W.C. Bradley Co. represent less than 2% of W.C. Bradley Co.’s 2017 gross revenues. The Board considered these transactions and determined that Mr. Butler is independent pursuant to the Synovus Financial Corp. Independence Standards.

46	- 2018 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Synovus’ officers and directors, and persons who own more than ten percent of Synovus stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish Synovus with copies of all Section 16(a) forms they file.

To Synovus’ knowledge, based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, Synovus believes that during the fiscal year ended December 31, 2017 its officers, directors and greater than ten percent beneficial owners timely complied with all applicable Section 16(a) filing requirements, except that Ms.  McDaniel had one Form 4 that was filed late.

SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for a shareholder proposal to be considered for inclusion in Synovus’ Proxy Statement for the 2019 annual meeting of shareholders, the written proposal must be received by the Corporate Secretary of Synovus at the address below. The Corporate Secretary must receive the proposal no later than November 16, 2018. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Synovus Financial Corp.

1111 Bay Avenue, Suite 500

Columbus, Georgia 31901

For a shareholder proposal that is not intended to be included in Synovus’ Proxy Statement for the 2019 annual meeting of shareholders, or if you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Secretary must receive this notice not earlier than December 27, 2018 and not later than January 26, 2019. The notice of a proposed item of business must provide information as required in the bylaws of Synovus which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own beneficially or of record; and any material interest you have in the proposal.

The notice of a proposed director nomination must provide information as required in the bylaws of Synovus which, in general, require that the notice of a director nomination include your name, address and the number of shares you own beneficially or of record; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares owned beneficially or of record by the nominee, as well as information on any hedging activities or derivative positions held by the nominee with respect to Synovus shares. It must also include the information that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws. You must submit the nominee’s consent to be elected and to serve as well as a statement whether each nominee, if elected, intends to tender promptly following such person’s failure to receive the required vote for election or re-election, an irrevocable resignation effective upon acceptance by the Board of Directors, in accordance with Synovus’ Corporate Governance Guidelines. A copy of the bylaw requirements will be provided upon request to the Corporate Secretary at the address above.

- 2018 Proxy Statement    47

GENERAL INFORMATION

Financial Information

A copy of Synovus’ 2017 Annual Report accompanies this Proxy Statement or, in the case of shareholders who receive Notice and Access, is available on the website with the Proxy Statement. Additional copies of the 2017 Annual Report, without exhibits, will be furnished, without charge, by writing to the Corporate Secretary, Synovus Financial Corp., 1111 Bay Avenue, Suite 500, Columbus, Georgia 31901. The 2017 Annual Report is also available at investor.synovus.com under the “Financial Information” tab.

Solicitation of Proxies

Synovus will pay the cost of soliciting proxies. Proxies may be solicited on behalf of Synovus by directors, officers or employees by mail, in person or by telephone, facsimile or other electronic means, for which they will receive no additional compensation. Synovus will reimburse brokerage firms, nominees, custodians, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners. In addition, we have retained Innisfree M&A Incorporated to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions and, in certain cases, by other holders. Such solicitation may be made through the use of mails, by telephone or by personal calls. The anticipated cost of the services of Innisfree is $20,000 plus expenses.

Householding

The Securities and Exchange Commission’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This method of delivery, often referred to as householding, should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. Synovus and certain intermediaries are householding proxy materials for shareholders of record in connection with the Annual Meeting. This means that:

•	Only one Notice of Internet Availability of Proxy Materials or Proxy Statement and 2017 Annual Report will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary;

•	You can contact Synovus by calling (706) 641-6462 or by writing Director of Investor Relations, Synovus Financial Corp., P.O. Box 120, Columbus, Georgia 31902 to request a separate copy of the Notice of Internet Availability of Proxy Materials or 2017 Annual Report and Proxy Statement for the Annual Meeting and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future or you can contact your bank or broker to make a similar request; and

•	You can request delivery of a single copy of the Notice of Internet Availability of Proxy Materials, 2017 Annual Report or Proxy Statement from your bank or broker if you share the same address as another Synovus shareholder and your bank or broker has determined to household proxy materials.

48	- 2018 Proxy Statement

Appendix A: Synovus Financial Corp. Director Independence Standards

The following independence standards have been approved by the Board of Directors and are included within Synovus’ Corporate Governance Guidelines.

A majority of the Board of Directors will be directors that the Board of Directors has affirmatively determined meet the criteria for independence required by the NYSE and the Corporate Governance Guidelines.

A. Categorical Standards for Director Independence

The Corporate Governance and Nominating Committee will make recommendations to the Board annually as to the independence of directors as defined by the NYSE. To be considered independent under the NYSE Listing Standards, the Board must determine that a director does not have any direct or indirect material relationship with the Company. The Board has established the following standards to assist it in determining director independence. A director is not independent if:

•	The director is, or has been within the last three years, an employee of the Company or an immediate family member is, or has been within the last three years, an executive officer of the Company.

•	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). (Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) is not taken into consideration under this independence standard).

•	(A) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues. (The principal amount of loans made by the Company to any director or immediate family member shall not be taken into consideration under this independence standard; however, interest payments or other fees paid in association with such loans would be considered payments.)

The following relationships will not be considered to be material relationships that would impair a director’s independence:

•	The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services (including financial services) in an amount which, in the prior fiscal year, is less than the greater of $1 million, or 2% of such other company’s consolidated gross revenues. (In the event this threshold is exceeded, and where applicable in the standards set forth below, the three year “look back” period referenced above will apply to future independence determinations).

•	The director or an immediate family member of the director is a partner of a law firm that provides legal services to the Company and the fees paid to such law firm by the Company in the prior fiscal year were less than the greater of $1 million, or 2% of the law firm’s total revenues.

•	The director or an immediate family member of the director is an executive officer of a tax exempt organization and the Company’s contributions to the organization in the prior fiscal year were less than the greater of $1 million, or 2% of the organization’s consolidated gross revenues.

•	The director received less than $120,000 in direct compensation from the Company during the prior twelve month period, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	The director’s immediate family member received in his or her capacity as an employee of the Company (other than as an executive officer of the Company), less than $250,000 in direct compensation from the Company in the prior fiscal year, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	The director or an immediate family member of the director has, directly, in his or her individual capacities, or, indirectly, in his or her capacity as the owner of an equity interest in a company of which he or she is not an employee, lending relationships, deposit relationships or other banking relationships (such as depository, trusts and estates, private banking, investment banking, investment management, custodial, securities brokerage, insurance, cash management and similar services) with the Company provided that:

1.	Such relationships are in the ordinary course of business of the Company and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

- 2018 Proxy Statement    A-1

APPENDIX A: SYNOVUS FINANCIAL CORP. DIRECTOR INDEPENDENCE STANDARDS

2.	With respect to extensions of credit by the Company’s subsidiaries:

(a)	such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve, Sections 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities Exchange Act of 1934; and

(b)	no event of default has occurred under the extension of credit.

For relationships not described above or otherwise not covered in the above examples, a majority of the Company’s independent directors, after considering all of the relevant circumstances, may make a determination whether or not such relationship is material and whether the director may therefore be considered independent under the NYSE Listing Standards. The Company will explain the basis of any such determinations of independence in the next proxy statement.

For purposes of these independence standards an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

For purposes of these independence standards “Company” includes any parent or subsidiary in a consolidated group with the Company.

B. Additional Criteria for Independent Audit Committee and Compensation Committee Members

In addition to being independent as determined under the Categorical Standards for Independence set forth in “A” above,

•	members of the Audit Committee shall not (a) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries other than directors’ fees or (b) be an “affiliated person” of the Company or any or its subsidiaries, all as set forth in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	members of the Compensation Committee (a) shall not have any relationship to the Company that is material to such director’s ability to be independent from the Company’s management in connection with the duties of a Compensation Committee member, after taking into consideration all factors specifically relevant to the relationship pursuant to NYSE Listing Standard 303A.02(a)(ii) and the criteria set forth in Rule 10C-1(b)(1) promulgated under the Exchange Act and (b) must qualify as “outside directors” as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” as such term is defined under Rule 16b-3 promulgated under the Exchange Act.

A-2	- 2018 Proxy Statement

Appendix B: Reconciliation of Non-GAAP Financial Measures

Non-GAAP Financial Measures-Synovus 2017 Financial Performance

The measures entitled adjusted non-interest income; adjusted non-interest expense; adjusted total revenues; adjusted efficiency ratio; average core deposits; average core transaction deposits; average core transaction non-interest bearing deposits; adjusted return on average assets; adjusted net income per common share, diluted; adjusted return on average common equity; adjusted return on average tangible common equity; tangible book value per common share; and adjusted net charge-off ratio are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are total non-interest income; total non-interest expense; total revenues; efficiency ratio; total average deposits; return on average assets; net income per common share, diluted; return on average common equity; book value per common share; and net charge-off ratio, respectively. These non-GAAP financial measures should not be considered as substitutes for the respective comparable GAAP measures and may not be comparable to other similarly titled measures at other companies.

The computations of adjusted non-interest income; adjusted non-interest expense; adjusted total revenues; adjusted efficiency ratio; average core deposits; average core transaction deposits; average core transaction non-interest bearing deposits; adjusted return on average assets; adjusted net income per common share, diluted; adjusted return on average common equity; adjusted return on average tangible common equity; tangible book value per common share; and adjusted net charge-off ratio and the reconciliations of these measures to their respective GAAP measures are set forth in the tables below:

	Years Ended December 31,
(dollars in thousands)	2017	2016
Adjusted Non-interest Income
Total non-interest income	$345,327	273,194
Subtract: Cabela’s Transaction Fee	(75,000)	—
Add/subtract: Investment securities losses (gains), net	289	(6,011)
Add: Decrease in fair value of private equity investments, net	3,093	1,026

Adjusted non-interest income	$273,709	268,209

Adjusted Non-interest Expense
Total non-interest expense	$821,313	755,923
Subtract: 3Q17 discounts to fair value for completed or planned ORE accelerated dispositions	(7,082)	—
Subtract: 3Q17 asset impairment charges related to accelerated disposition of corporate real estate and other properties	(1,168)	—
Subtract: Earnout liability adjustments	(3,759)	—
Subtract: Litigation settlement/contingency expense	(701)	(2,511)
Subtract: Restructuring charges, net	(7,014)	(8,267)
Subtract: Fair value adjustment to Visa derivative	—	(5,795)
Subtract: Loss on early extinguishment of debt, net	(23,160)	(4,735)
Subtract: Merger-related expense	(110)	(1,636)
Subtract: Amortization of intangibles	(1,059)	(521)

Adjusted non-interest expense	$777,260	732,458

Adjusted Total Revenues and Adjusted Efficiency Ratio
Adjusted non-interest expense	$777,260	732,458

Net interest income	$1,023,309	899,180
Add: Tax equivalent adjustment	1,124	1,285
Total non-interest income	345,327	273,194
Add/Subtract: Investment securities losses (gains), net	289	(6,011)

Total FTE revenues	$1,370,049	1,167,648
Subtract: Cabela’s Transaction Fee	(75,000)	—
Add: Decrease in fair value of private equity investments, net	3,093	1,026

Adjusted total revenues	$1,298,142	1,168,674
Efficiency ratio	59.95%	64.74
Adjusted efficiency ratio[1]	59.87%	62.67

(1)	The calculation of the adjusted efficiency ratio was revised during 2017. Expenses related to foreclosed real estate and other credit costs had been excluded since the financial crisis due to the abnormal level of expenditure. Given the more normalized level of expense that Synovus is now experiencing, these costs will be included in the calculation hereafter (excluding the third quarter of 2017 balance sheet restructuring actions) and previous years have been restated as well. The change in the calculation resulted in a higher adjusted efficiency ratio.

- 2018 Proxy Statement    B-1

APPENDIX B: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Years Ended December 31,
(in thousands)	2017	2016
Average Core Deposits and Average Core Transaction Deposit Accounts
Average total deposits	$25,374,388	23,880,021
Subtract: Average brokered deposits	(1,624,381)	(1,306,217)

Average core deposits	$23,750,007	22,573,804
Subtract: Average state, county, and municipal (SCM) deposits	(2,123,104)	(2,295,266)
Subtract: Average time deposits, excluding SCM deposits	(3,136,847)	(3,145,027)

Average core transaction deposit accounts	$18,490,056	17,133,511
Average core transaction non-interest bearing deposits	$6,593,727	6,203,475
Average core transaction interest bearing demand deposits	$3,969,111	3,337,751
Average core transaction money market accounts, excluding brokered deposits	$7,102,148	6,806,876
Average core transaction savings deposits	$825,070	785,409

Average core transaction deposit accounts	$18,490,056	17,133,511

	Years Ended December 31,
(dollars in thousands)	2017	2016
Adjusted Return on Average Assets
Net income	$275,474	246,784
Add: Earnout liability adjustments	3,759	—
Add: Income tax expense related to effects of Federal Tax Reform	47,181	—
Add: Litigation settlement/contingency expenses	701	2,511
Add: Restructuring charges, net	7,014	8,267
Add: Fair value adjustment to Visa derivative	—	5,795
Add: Loss on early extinguishment of debt, net	23,160	4,735
Add: Merger-related expense	110	1,636
Add: Amortization of intangibles	1,059	521
Add: 3Q17 provision expense on loans transferred to loans held-for-sale	27,710	—
Add: 3Q17 discounts to fair value for completed or planned ORE accelerated dispositions	7,082	—
Add: 3Q17 asset impairment charges related to accelerated disposition of corporate real estate and other properties	1,168	—
Add/Subtract: Investment securities losses (gains), net	289	(6,011)
Add: Decrease in fair value of private equity investments, net	3,093	1,026
Subtract: Cabela’s Transaction Fee	(75,000)	—
Subtract: Income tax benefit related to pre-2017 R&D credits and state taxes	(4,847)	—
Add/Subtract: Tax effect of adjustments	1,337	(6,838)

Adjusted net income	$319,290	258,426
Total average assets	$30,787,288	29,480,950
Return on average assets	0.89%	0.84
Adjusted return on average assets	1.04%	0.88

Adjusted Net Income per Common Share, Diluted
Net income available to common shareholders	$265,236	236,546
Add: Earnout liability adjustments	3,759	—
Add: Income tax expense related to effects of Federal Tax Reform	47,181	—
Add: Litigation settlement/contingency expense	701	2,511
Add: Restructuring charges, net	7,014	8,267
Add: Fair value adjustment to Visa derivative	—	5,795
Add: Loss on early extinguishment of debt, net	23,160	4,735
Add: Merger-related expense	110	1,636

B-2	- 2018 Proxy Statement

APPENDIX B: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Net Income per Common Share, Diluted (continued)

	Years Ended December 31,
(in thousands, except per share data)	2017	2016
Add: Amortization of intangibles	1,059	521
Add: 3Q17 provision expense on loans transferred to loans held-for-sale	27,710	—
Add: 3Q17 discounts to fair value for competed or planned ORE accelerated dispositions	7,082	—
Add: 3Q17 asset impairment charges related to accelerated disposition of corporate real estate and other properties	1,168	—
Add/Subtract: Investment securities losses (gains), net	289	(6,011)
Add: Decrease in fair value of private equity investments, net	3,093	1,026
Subtract: Cabela’s Transaction Fee	(75,000)	—
Subtract: Income tax benefit related to pre-2017 R&D credits and state taxes	(4,847)	—
Add/Subtract: Tax effect of adjustments	1,337	(6,838)

Adjusted net income available to common shareholders	$309,052	248,188
Weighted average common shares outstanding-diluted	122,012	125,078
Adjusted net income per common share, diluted	$2.53	1.98

	Years Ended December 31,
(dollars in thousands)	2017	2016
Adjusted Return on Average Common Equity and Adjusted Return on Average Tangible Common Equity
Net income available to common shareholders	$265,236	236,546
Add: Earnout liability adjustments	3,759	—
Add: Income tax expense related to effects of Federal Tax Reform	47,181	—
Add: Litigation settlement/contingency expense	701	2,511
Add: Restructuring charges, net	7,014	8,267
Add: Fair value adjustment to Visa derivative	—	5,795
Add: Loss on early extinguishment of debt, net	23,160	4,735
Add: Merger-related expense	110	1,636
Add: Amortization of intangibles	1,059	521
Add: 3Q17 provision expense on loans transferred to loans held-for-sale	27,710	—
Add: 3Q17 discounts to fair value for completed or planned ORE accelerated dispositions	7,082	—
Add: 3Q17 asset impairment charges related to accelerated disposition of corporate real estate and other properties	1,168	—
Add/Subtract: Investment securities losses (gains), net	289	(6,011)
Add: Decrease in fair value of private equity investments, net	3,093	1,026
Subtract: Cabela’s Transaction Fee	(75,000)	—
Subtract: Income tax benefit related to pre-2017 R&D credits and state taxes	(4,847)	—
Add/Subtract: Tax effect of adjustments	1,337	(6,838)

Adjusted net income available to common shareholders	$309,052	248,188
Total average shareholders’ equity less preferred stock	$2,844,570	2,813,526
Subtract: Goodwill	(57,779)	(32,151)
Subtract: Other intangible assets, net	(12,030)	(269)

Total average tangible shareholders’ equity less preferred stock	$2,774,761	2,781,106
Return on average common equity	9.32%	8.41
Adjusted return on average common equity	10.86%	8.82
Return on average tangible common equity	9.58%	8.52
Adjusted return on average tangible common equity	11.14%	8.92

- 2018 Proxy Statement    B-3

APPENDIX B: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollars in thousands)	Year Ended December 31, 2017
Adjusted Net Charge-off Ratio
Net charge-offs	$69,675
Subtract: Charge-offs on loans transferred to held-for-sale during 3Q17	(34,235)

Net charge-offs, excluding charge-offs on loans transferred to held-for-sale	$35,440
Average total loans	$24,384,519
Net charge-off ratio, as reported	0.29%
Adjusted net charge off-ratio, excluding 3Q17 transfers to held-for-sale	0.15%

(in thousands, except per share data)	December 31,
	2017	2016
Tangible Book Value per Common Share
Total shareholders’ equity	$2,961,566	2,927,924
Subtract: Series C Preferred Stock	(125,980)	(125,980)
Common equity	2,835,586	2,801,944
Subtract: Goodwill	(57,315)	(59,678)
Subtract: Other intangible assets, net	(11,254)	(13,223)

Tangible Common Equity	$2,767,017	2,729,043
Common shares outstanding	118,897	122,266
Book value per common share	$23.85	$22.92
Tangible book value per common share	23.27	22.32

Non-GAAP Financial Measures-Incentive Plans

The measures entitled core earnings, adjusted pre-provision net revenue, and adjusted efficiency ratio are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. We use non-GAAP financial measures in our incentive plans, specifically weighted average return on average assets, as adjusted, for our long-term incentive plan and core earnings, adjusted pre-provision net revenue, and adjusted efficiency ratio for our short-term incentive plan. The most comparable GAAP measures are return on average assets, net income, income before income taxes, and efficiency ratio, respectively. We believe that these non-GAAP financial measures more accurately reflect our core performance so that participants are neither rewarded nor penalized for items that are non-recurring, unusual or not indicative of ongoing operations. Return on average assets, as adjusted, core earnings and adjusted pre-provision net revenue are measures utilized by management to evaluate operating results exclusive of items that are not indicative of ongoing operations, items that impact period-to-period comparisons, and items that impact comparisons to other financial institutions. The adjusted efficiency ratio is a measure utilized by management to measure the results from expense management, exclusive of items that are not indicative of ongoing operations as well as items that impact period-to-period comparisons. These non-GAAP financial measures should not be considered as substitutes for net income, income before income taxes, and the efficiency ratio determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

B-4	- 2018 Proxy Statement

APPENDIX B: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Non-GAAP financial measures used to determine the PSUs granted under our long-term incentive plan:

The following table reconciles return on average assets, as adjusted, to return on average assets.

	Years Ended December 31,
(dollars in thousands)	2017	2016	2015
Net income	$275,474	$246,784	$226,082
Adjustments:
Add: Litigation settlement/contingency expense	701	2,511	5,110
Subtract/Add: (Gain) loss on sale/disposition assets	(37,332)	(68)	1,937
Add: Restructuring charges	7,014	8,267	36
Add: Changes in accounting or tax laws	47,181	—	—
Add: Earnout liability adjustments	3,759	—	—
Add: Merger-related expense	110	1,636	—
Total adjustments	21,433	12,346	7,083
Tax effect of adjustments	10,918	(4,568)	(2,621)

Adjusted net income	$307,825	$254,562	$230,544
Average assets	30,787,288	29,480,950	28,098,958
Return on average assets	0.89%	0.84%	0.80%
Return on average assets, as adjusted	1.000%	0.863%	0.820%
Weighting per year	50%	25%	25%
3-Year weighted average return on average assets, as adjusted	0.921%

Non-GAAP financial measures used to determine payments under the cash-based short-term incentive plan:

The computations of core earnings, adjusted pre-provision net revenue, and adjusted efficiency ratio and the reconciliation of these measures to net income, income before taxes, and efficiency ratio are set forth in the tables below.

(in thousands)	Year Ended December 31, 2017
Core Earnings
Net income before preferred dividends	$275,474
Deduct: Cabela’s Transaction Fee	(75,000)
Add: Income tax expense related to effects of Federal Tax Reform	47,181
Add: Loss on early extinguishment of debt	23,160
Add: 3Q17 provision expense on loans transferred to loans held-for-sale	27,710
Add: 3Q17 discounts to fair value for completed or planned other real estate accelerated dispositions	7,082
Add: 3Q17 asset impairment charges related to accelerated disposition of corporate real estate and other properties	1,168
Add: Restructuring charges, net	7,014
Add: Earnout liability adjustments	3,759
Add: Litigation settlement/contingency expense	701
Add: Merger-related expense	110
Add: Amortization of intangibles	1,059
Add: Investment securities losses, net	289
Deduct: Tax effect of adjustments	2,415

Core Earnings	$322,122

- 2018 Proxy Statement    B-5

APPENDIX B: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)	Year Ended December 31, 2017
Adjusted Pre-Provision Net Revenue
Income before income taxes	$480,138
Add: Provision for loan losses	67,185
Deduct: Cabela’s Transaction Fee	(75,000)
Add: Loss on early extinguishment of debt	23,160
Add: 3Q17 discounts to fair value for completed or planned other real estate accelerated dispositions	7,082
Add: 3Q17 asset impairment charges related to accelerated disposition of corporate real estate and other properties	1,168
Add: Restructuring charges	7,014
Add: Earnout liability adjustments	3,759
Add: Litigation settlement/contingency expense	701
Add: Merger-related expense	110
Add: Amortization of intangibles	1,059
Add: Investment securities losses, net	289

Adjusted Pre-Provision Net Revenue	$516,665

(dollars in thousands)	Year Ended December 31, 2017
Adjusted Efficiency Ratio
Total non-interest expense	$821,313
Deduct: Loss on early extinguishment of debt	(23,160)
Deduct: Foreclosed real estate expense and other credit costs	(13,292)
Deduct: 3Q17 asset impairment charges related to accelerated disposition of corporate real estate and other properties	(1,168)
Deduct: Restructuring charges	(7,014)
Deduct: Earnout liability adjustments	(3,759)
Deduct: Litigation settlement expenses	(701)
Deduct: Merger-related expense	(110)
Deduct: Amortization of intangibles	(1,059)

Adjusted Non-Interest Expense	$771,050

Net interest income	$1,023,309
Taxable equivalent adjustment	1,124
Total non-interest income	345,327
Add: Investment securities losses, net	289

Total revenues	$1,370,049
Deduct: Cabela’s Transaction Fee	(75,000)
Add: Decrease in fair value of private equity investments, net	3,093

Adjusted Revenues	$1,298,142

Efficiency Ratio	59.95%
(total non-interest expense divided by total revenues)
Adjusted Efficiency Ratio	59.40	%(1)
(adjusted non-interest expense divided by adjusted revenues)

(1)	The adjusted efficiency ratio as shown herein excludes expenses related to foreclosed real estate ($12.5 million) and other credit costs consisting primarily of expenses related to non-performing loans ($752 thousand), consistent with the Adjusted Efficiency Ratio presentation in effect as of the date when the short-term incentive terms were approved. Subsequent to this date, Synovus changed its presentation of the Adjusted Efficiency Ratio so that it no longer excludes costs associated with foreclosed real estate and other credit costs. Accordingly, the Adjusted Efficiency Ratio as shown elsewhere in this Proxy Statement and in our Form 10-K shows a different result (59.87% for the year ended December 31, 2017).

B-6	- 2018 Proxy Statement

VOTE BY INTERNET - www.proxyvote.com
SYNOVUS FINANCIAL CORP.	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. If you vote by phone, all of the shares will be voted as one vote per share. See Voting Instructions at investor.synovus.com/2018annualmeeting.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E38258-P01430-Z71688	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYNOVUS FINANCIAL CORP.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1A THROUGH 1N AND “FOR” ITEMS 2 AND 3.

The Board of Directors recommends you vote FOR the following proposals:

1.	To elect the following 14 nominees as directors:	For	Against	Abstain

	1A. Catherine A. Allen	☐	☐	☐			For	Against	Abstain

	1B. Tim E. Bentsen	☐	☐	☐		1L. Melvin T. Stith	☐	☐	☐

	1C. F. Dixon Brooke, Jr.	☐	☐	☐		1M. Barry L. Storey	☐	☐	☐

	1D. Stephen T. Butler	☐	☐	☐		1N. Philip W. Tomlinson	☐	☐	☐

	1E. Elizabeth W. Camp	☐	☐	☐

	1F. Diana M. Murphy 1G. Jerry W. Nix	☐ ☐	☐ ☐	☐ ☐	2.	To approve, on an advisory basis, the compensation of Synovus’ named executive officers as determined by the Compensation Committee.	☐	☐	☐
	1H. Harris Pastides	☐	☐	☐	3.	To ratify the appointment of KPMG LLP as Synovus’ independent auditor for the year 2018.	☐	☐	☐
	1I. Joseph J. Prochaska, Jr.	☐	☐	☐
	1J. John L. Stallworth	☐	☐	☐
	1K. Kessel D. Stelling	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, 2017 Annual Report and Voting Instructions are available at

investor.synovus.com/2018annualmeeting.

E38259-P01430-Z71688

SYNOVUS FINANCIAL CORP.

BLANCHARD HALL, SYNOVUS BANK, 1144 BROADWAY, COLUMBUS, GEORGIA 31901

2018 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 26, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

By signing on the reverse side, I hereby appoint Kevin S. Blair and Liliana C. McDaniel as Proxies, each of them singly and each with power of substitution, and hereby authorize them to represent and to vote as designated on the reverse side all the shares of common stock of Synovus Financial Corp. held on record by me or with respect to which I am entitled to vote on February 22, 2018 at the 2018 Annual Meeting of Shareholders to be held on April 26, 2018 or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The Board of Directors is not aware of any matters likely to be presented for action at the 2018 Annual Meeting of Shareholders other than the matters listed herein. However, if any other matters are properly brought before the Annual Meeting, the persons named in this Proxy or their substitutes will vote upon such other matters in accordance with their best judgment. This Proxy is revocable at any time prior to its use.

By signing on the reverse side, I acknowledge receipt of NOTICE of the ANNUAL MEETING and the PROXY STATEMENT and hereby revoke all Proxies previously given by me for the ANNUAL MEETING.

IN ADDITION TO VOTING AND SIGNING THE PROXY, YOU MUST ALSO COMPLETE AND SIGN THE CERTIFICATION BELOW TO BE ENTITLED TO TEN VOTES PER SHARE.

To the best of my knowledge and belief, the information provided herein is true and correct. I understand that the Board of Directors of Synovus Financial Corp. may require me to provide additional information or evidence to document my beneficial ownership of these shares and I agree to provide such evidence if so requested.

PLEASE COMPLETE AND SIGN THE CERTIFICATION BELOW

(Continued and to be marked, dated, and signed on the other side)

DESCRIPTION OF VOTING RIGHTS

In accordance with the Company’s Articles of Incorporation and Bylaws, shares of the Company’s Common Stock that meet certain criteria are entitled to 10 votes per share. A complete description of the criteria under which shares are entitled to 10 votes per share is included in the Proxy Statement for the Annual Meeting and at investor.synovus.com/2018annualmeeting.

Shares of Common Stock are presumed to be entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to the Company and its Board of Directors. Shareholders desiring to rebut this presumption should complete and execute the certification below. The Company and its Board of Directors reserve the right to require evidence to support the certification.

Certification

Under the penalties of perjury, I do solemnly swear that I am entitled to the number of votes set forth below:

Shares @ 1 vote	1 Vote/Share	=	Votes	I agree to provide evidence to support this Certification at the request of the Company.
Shares @ 10 votes	10 Vote/Share Total	= =	Votes Votes	Sign here X Date , 2018